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                                                                 Exhibit 99.1


     THIS ASSET PURCHASE AGREEMENT (this "Agreement") dated as of December 31, 1997 by and among Computer Learning Centers, Inc., a Delaware corporation (the "Buyer"), Markerdowne Corporation, a Delaware corporation (the "Seller"), and Graeme Dorras ("Dorras"), Randy Proto ("Proto") and Chris Coutts ("Coutts") (Dorras, Proto and Coutts are collectively referred to herein as the "Seller's Shareholders" and individually referred to herein as a "Shareholder").

     WHEREAS, the Seller is solely engaged in the ownership and operation of the Computer Learning Center, Paramus in Paramus, New Jersey, a business which operates a school providing computer-related education and training (the "Business").

     WHEREAS, Buyer desires to purchase from the Seller, and the Seller desires to sell to Buyer, the Business and all of the Seller's rights, title and interest in the assets of Seller utilized in the conduct and operations of the Business and the Buyer has agreed to assume certain liabilities of the Seller associated with the Business;

     WHEREAS, Dorras currently owns all of the issued and outstanding capital stock of the Seller and Proto and Coutts each have an option to purchase
0.167 shares of the Seller's common stock, par value $1.00 per share, from Dorras;

     WHEREAS, the Seller's Shareholders desire that the Seller and the Buyer enter into this Agreement and deem that such purchase and sale of the Seller's assets is in the best interests of the Seller; and

     WHEREAS, for accounting purposes, it is intended that the transaction contemplated by this Agreement shall be accounted for as a pooling-of-interests business combination and for tax purposes it is intended that the transaction shall be treated as a tax-free reorganization; and

     WHEREAS, the parties hereto desire to set forth herein the terms and provisions of their understandings and agreements.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. DEFINITIONS

     1.1 Defined Terms. As used herein, the terms below shall have the following meanings. Any of these terms, unless the context otherwise requires, may be used in the singular or plural depending upon the reference.

     "ACCOUNTS" shall mean all accounts, accounts receivable, other receivables, contract rights, chattel paper, insurance claims and proceeds and notes receivable of the Seller.

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     "ACCOUNTS PAYABLE" shall mean bona fide trade accounts payable which were incurred in the ordinary course of business.

     "ACCREDITATION" shall mean accreditation, Licenses, Permits, certifications, approvals, and other governmental, non-governmental, quasi-governmental and regulatory authorizations required under all laws, rules, regulations and standards applicable to or affecting the Seller or the Institution, exclusive of Certification.

     "ACCREDITING BODY" shall mean any state, governmental department and/or agency or any non-governmental or quasi-governmental body that provides Accreditation, including but not limited to the Accrediting Council for Independent Colleges and Schools and the New Jersey Department of Education.

     "AFFILIATE" means as to any party, any entity which directly or indirectly, is in control of, is controlled by, or is under common control with, such party, including any person who would be treated as a member of a controlled group under Section 414 of the Code and any officer or director of such party. For purposes of this definition, an entity shall be deemed to be "controlled by" a person if the person possesses, directly or indirectly, power either to (i) vote 10% or more of the securities (including convertible securities) having ordinary voting power or (ii) direct or cause the direction of the management or policies of such entity whether by contract or otherwise; and, as to a party who is a natural person, such person's spouse, parents, siblings and lineal descendants.

     "ASSETS" shall have the meaning set forth in Section 2.1 hereof.

     "ASSUMED LIABILITIES" shall have the meaning set forth in Section 2.3 hereof.

     "BOOKS AND RECORDS" shall mean all customarily maintained records pertaining to the Assets, the Assumed Liabilities, customers, or suppliers of Seller, including, without limitation, all books, records and documents required to be maintained pursuant to the provisions of the Higher Education Act of 1965, as amended, and its implementing regulations.

     "CERTIFICATION" shall mean a Program Participation Agreement issued and counter-signed by the Secretary of the U.S. Department of Education certifying an institution for participation (including participation on a provisional basis) in the programs of Federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended.

     "CLC COMMON STOCK" shall mean the Buyer's Common Stock, par value $0.01 per share.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

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     "COMMISSION" shall mean the Securities and Exchange Commission.

     "CONTRACT" shall mean with respect to the Seller, the Institution or the Business any of the agreements, contracts, Leases, notes, loans, evidences of indebtedness, purchase orders, letters of credit, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, instruments, obligations, commitments to which either of the Seller, the Seller's Shareholders or the Institution is a party or to which any of their assets are subject, whether oral or written, express or implied.

     "CONTRACT RIGHTS" shall mean with respect to the Seller, the Institution or the Business all of the Seller's Shareholders' or Institution's rights and obligations under the Contracts, to the extent such obligations are assumed by Buyer pursuant to Section 2.3 hereof.

     "CURRENT BALANCE SHEET" shall have the meaning set forth in Section 4.7 hereof.

     "ED" shall mean the U.S. Department of Education.

     "ENCUMBRANCES" shall mean any claim, lien, pledge, option, charge, easement, security interest, right-of-way, encumbrance, mortgage or other right that may impair title to any property or asset.

     "EXCLUDED ASSETS" shall have the meaning set forth in Section 2.2 hereof.

     "EXCLUDED LIABILITIES" shall have the meaning set forth in Section 2.4 hereof.

     "FIXTURES AND EQUIPMENT" shall mean all of the furniture, fixtures, furnishings, machinery and equipment, spare parts, supplies, vehicles and other tangible personal property owned by the Seller as of the date hereof plus all additions, replacements or deletions since the date hereof in the ordinary course of Seller's business.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, as in effect from time to time.

     "HEA" shall mean the Higher Education Act of 1965, as amended, 20 U.S.C.
Section 1001 et seq.

     "INSTITUTION" shall mean Seller's "Computer Learning Center" school located in Paramus, New Jersey.

     "INSURANCE POLICIES" shall mean with respect to the Seller the insurance policies relating to the Assets.

     "IRS" shall mean the United States Internal Revenue Service.

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     "LEASES" shall mean all of the leases of the Seller listed on the
Schedules hereto and all other leases relating to the Assets (as defined in Section 2.1) which are not required to be scheduled pursuant to this Agreement.

     "LICENSE" shall mean any authorization, approval, licensure, Accreditation or Certification issued by the federal government or any state, governmental department and/or agency, or non-governmental or quasi-governmental body, including but not limited to the Accrediting Council for Independent Colleges and Schools, the New Jersey Department of Education and the U.S. Department of Education.

     "MATERIAL ADVERSE EFFECT" shall mean with respect to the Seller or the Institution a material adverse effect on (i) the Assets (as defined in Section 2.1), the Business or the condition (financial or otherwise), properties, liabilities, reserves, working capital, earnings, technology, prospects or relations with customers, students, suppliers, distributors, employees or regulators of the Seller or the Institution, or (ii) the right or ability of the Seller to consummate the transactions contemplated hereby.

     "MISCELLANEOUS ASSETS" shall mean all employee records relating to those employees to be employed by the Buyer as of the Closing (as defined in Section 3.1); all student records for students presently or historically enrolled at the Institution; all accounting information pertaining to the continued operations of the Seller and all media in which or on which any of the information, knowledge, data or other records relating to the Assets may be related or stored; all computer software relating to accounting and operations systems; all of the Business's office and other supplies; all warranties, claims and causes of action (and the benefit of any and all collateral or security given in connection therewith) inuring to the benefit of the Seller relating to the Assets; and all other assets used or useful in connection with the business of the Seller not otherwise described in this Agreement of any character whatsoever, whether personal, tangible or intangible, wherever located, owned or possessed by the Seller and related to the Business (other than the Excluded Assets).

     "OTHER RIGHTS" shall mean all assignable or conveyable rights under Licenses, Permits, approvals, qualifications or the like relating directly or indirectly to the business of the Seller issued or to be issued prior to the Closing by any government or by any governmental unit, agency, body or instrumentality whether Federal, State, local, foreign or other.

     "PERMITS" shall mean all Licenses, permits and other governmental authorizations necessary to carry on the Business as presently conducted and as proposed to be conducted.

     "REAL PROPERTY" shall mean the real property owned by the Seller and utilized in any manner in the business or operations of the Business, all of which is described in Schedule 4.13 hereto.

     "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or

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other persons performing similar functions are directly or indirectly owned by the Seller.

     "SUPPLIES" shall mean all of Seller's inventory and supplies and all other materials utilized in connection with the Assets.

     "TAX" or "TAXES" shall mean all federal, state, local, foreign and other taxes, assessments or other government charges, including, without limitation, income, estimated income, business, occupation, franchise, property, sales, transfer, use, employment, commercial rent or withholding taxes, including interest, penalties and additions in connection therewith for which the Seller or the Seller's Shareholders may be liable.

     "TITLE IV PROGRAMS" shall mean the programs of Federal student financial assistance administered pursuant to Title IV of the Higher Education Act of 1965, as amended.

2.   PURCHASE AND SALE OF ASSETS

     2.1. Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, and based upon the representations, warranties, covenants and agreements made herein by each of the parties to the other, on the Closing Date (as defined in Section 3.1), the Seller hereby agrees to sell, convey, assign, transfer and deliver to the Buyer and the Buyer hereby agrees to purchase, accept and take from the Seller, all of the assets, properties and other rights (excluding the Excluded Assets (as defined in Section 2.2)) owned or leased by, licensed or used by, the Seller relating to the Business (the "Assets"), including without limitation, the following:

          (a) all cash and cash equivalents of the Seller, wherever located, which shall include but is not limited to, cash held with or by the Institution;

          (b) notes and notes receivable, Accounts, refunds or deposits and prepaid expenses, including without limitation, any prepaid insurance premiums;

          (c)  all Contract Rights;

          (d)  all Fixtures and Equipment;

          (e)  all Real Property;

          (f)  all Supplies;

          (g)  all Books and Records;

          (h) the Insurance Policies to the extent Buyer desires such policies to be assigned to the extent such policies may be assigned;

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          (i)  all of the Seller's rights in and to trade and service names, assumed names, marks, copyrights, patents, and all applications and registrations with respect to any of the foregoing, and all telephone and fax numbers, electronic addresses and passwords, including, without limitation, the Intellectual Property set forth on Schedule 4.21;

          (j) all Permits, Accreditations, certifications, Licenses, program participation agreements, and any other approvals from any applicable Accrediting Body, ED, guaranty agency or state, governmental department and/or agency or any non-governmental or quasi-governmental body from which approval is necessary for the operations of the Institution, to the extent such Permits, Accreditations, program participation agreements and approvals are assignable;

          (k)  all Miscellaneous Assets;

          (l)  all Other Rights; and

          (m) all goodwill of the Seller, going concern value and business appurtenant thereto.

     2.2. Excluded Assets. Notwithstanding the foregoing, the Assets shall not include the following properties, assets and other rights (the "Excluded Assets") which shall be retained by the Seller:

          (a) the corporate seal, articles of incorporation, minute book, stock book, tax returns, tax preparation work papers and other records relating to the corporate organization of the Seller;

          (b) the assets set forth on Schedule 2.2(b) (as amended and supplemented by Buyer prior to the Closing).

     2.3. Assumed Liabilities. As of the Closing, the Buyer shall assume, discharge and perform when lawfully due only the following obligations, duties and liabilities of the Seller relating to the Business (collectively, the "Assumed Liabilities"):

          (a) all liabilities of the Seller for Accounts Payable reflected on the Current Balance Sheet (as defined in Section 4.7) or incurred in the ordinary course of business consistent with past practice after the date of the Current Balance Sheet and prior to the Closing Date, less any such liabilities paid or discharged by the Seller prior to the Closing Date;

          (b) all liabilities, obligations and commitments of the Seller arising on or after the Closing Date pursuant to the Leases (including any Taxes due thereunder) and Contracts of Seller but expressly excluding any obligations or liabilities of the Seller for any breach of or

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default under any Leases or Contracts occurring on or prior to the Closing
Date;

          (c) all liabilities of the Business as reflected on the Current Balance Sheet (as defined in Section 4.7) and any and all normal operating expenses, indebtedness and liabilities incurred in the ordinary course of business consistent with past practice after the date of the Current Balance Sheet and prior to the Closing Date, less any such liabilities paid or discharged by the Seller prior to the Closing Date; and

          (d) all accumulated sick leave and all vacation pay owed to the employees of the Business (except for sick leave and vacation pay owed to any of the Sellers' Shareholders).

     2.4. Excluded Liabilities. Notwithstanding any other provision of this Agreement, except for the Assumed Liabilities expressly specified in Section 2.3, Buyer shall not assume, or otherwise be responsible for, any obligations, liabilities, liens or encumbrances of Seller, whether actual or contingent, matured or unmatured, liquidated or unliquidated, or known or unknown, whether arising out of occurrences prior to, at or after the date hereof and notwithstanding the fact that any such liability is identified herein or on the schedules hereto (collectively, "Excluded Liabilities") including, without limitation:

          (a) all bank debt, senior debt or other debt obligations of the Seller;

          (b) any of the Seller's or the Seller's Shareholders' obligations hereunder;

          (c) any liability or obligation of the Seller or any other person or entity, known or unknown, (i) not reflected on the Current Balance Sheet (as defined in Section 4.7) or (ii) not incurred in the ordinary course of business consistent with past practice after the date of the Current Balance Sheet and prior to the Closing Date;

          (d) Encumbrances (other than permitted liens and encumbrances identified on Schedule 2.4(d)) to which the Assets are subject, which are (i) not reflected on the Current Balance Sheet (as defined in Section 4.7) or
(ii) not incurred in the ordinary course of business consistent with past practice after the date of the Current Balance Sheet and prior to the Closing Date;

          (e) any liability or obligation relating to Taxes (other than Taxes accrued on the Closing Balance Sheet), including any interest or penalties related thereto;

          (f) any liability or obligation that constitutes a breach of the Seller's representations and warranties hereunder;

          (g) any liability of the Seller, the Institution or the Seller's Shareholders arising out of or related to litigation involving the Seller, the Institution or the Seller's Shareholders not specifically accrued on the Current Balance Sheet;

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          (h)  any liability or obligation, whether in tort, contract or for violation of any law, statute, rule or regulation by the Seller or any officer, director, employee or agent of the Seller, that arises out of or results from any act, omission, occurrence or state of facts on or prior to the Closing Date not specifically accrued on the Current Balance Sheet and any liability or obligation arising out of the specific litigation matters set forth on Schedule 4.15.;

          (i) any legal, accounting, brokerage, finder's fee or other expenses incurred by the Seller in connection with this Agreement or the consummation of the transactions contemplated hereunder;

          (j) any obligation relating to overpayments, billing errors or similar adjustments with respect to payments received by the Seller prior to the Closing Date not specifically accrued on the Current Balance Sheet; and

          (k) any liabilities asserted or assessed by ED, any guaranty agency, any state or any other governmental, non-governmental or quasi-governmental entity, including liabilities asserted or assessed with respect to the Title IV Programs or to any other forms of student financial assistance, grants or loans, to the extent such liabilities are related to the operations of the Institution prior to the Closing not specifically accrued on the Current Balance Sheet.

     2.5. Purchase Price.

          (a) The purchase price for the Assets shall be $12,400,000 (the "Purchase Price"). The Purchase Price is payable to the Seller at Closing in 256,676 shares of CLC Common Stock to be issued by the Buyer to the Seller at Closing which was determined by dividing (x) the Purchase Price by (y) $48.31 (the "Purchase Share Price"), the average closing prices of a share of CLC Common Stock on the Nasdaq Stock Market for the thirty (30) consecutive trading days which preceded December 2, 1997, as reported by The Wall Street Journal. In the event that a reclassification, stock split, stock dividend or other general distribution of securities with respect to CLC Common Stock shall occur on or prior to the Closing Date, then an appropriate equitable adjustment shall be made to the number of shares of CLC Common Stock issued to the Seller pursuant to this section.

          (b) Seller shall be responsible for any documentary transfer taxes and any sales, use or other Taxes imposed by reason of the transfer of the Assets, and the fees and costs of recording or filing all applicable conveyancing instruments necessary to transfer the Assets. Buyer shall be responsible for any transfer taxes, costs or fees incurred by the Buyer by reason of the issuance of the shares of CLC Common Stock.

     2.6. Closing Balance Sheet. As soon as reasonably practicable after the Closing, but in any event not later than thirty (30) days after the Closing, the Buyer shall cause to be delivered to the Seller (prepared with the Seller's reasonable assistance) a balance sheet of the Business as of the Closing Date prepared in accordance with GAAP (the "Closing Balance Sheet"). Within fifteen (15) days after the Seller

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receives the Closing Balance Sheet, the Seller shall give written notice to the Buyer of any objections the Seller has in respect of the Closing Balance Sheet, which notice shall specify the basis for such objections. If the Seller does not notify the Buyer of any objections within such period then the Seller shall be deemed to have accepted the Closing Balance Sheet which shall become final and binding on the parties. If the Seller objects to the Closing Balance Sheet as provided above, then the Buyer and the Seller shall negotiate in good faith to resolve such objections and arrive at an agreed upon Closing Balance Sheet. Any objections of the Seller which have not been resolved by the parties within fifteen (15) days after the delivery of the Seller's objections to the Buyer shall be promptly presented for resolution to a mutually agreed upon, nationally recognized, firm of certified public accountants (the "Accountants"). The Accountants shall promptly resolve the disputed items in accordance with GAAP and the determinations of the Accountants in respect thereof shall be final and binding upon the parties.

     2.7. Escrowed Shares

          (a) As collateral security for the payment of any indemnification obligations of the Seller and the Seller's Shareholders pursuant to Section 11, the Seller and the Seller's Shareholders shall deliver to the Escrow Agent (as defined in the Escrow Agreement to be entered into at the Closing (the "Escrow Agreement")), pursuant to the terms of the Escrow Agreement:
(i) 25,668 shares of CLC Common Stock (the "Escrowed Shares"), and the certificates and instruments, if any, representing or evidencing the Escrowed Shares; (ii) all securities hereafter delivered to the Seller with respect to or in substitution for the Escrowed Shares, all certificates and instruments representing or evidencing such securities, and all cash and non-cash dividends and other property at any time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and in the event the Seller receives any such property, the Seller shall hold such property in trust for the Buyer and shall immediately deliver such property to the Buyer to be held hereunder as Escrowed Shares; and (iii) all cash and non-cash proceeds of all of the foregoing property and all rights, titles, interests, privileges and preferences appertaining or incident to the foregoing property ((i) (ii) and (iii) are collectively referred to herein as the "Escrow Fund"). The Seller and the Seller's Shareholders hereby grant the Buyer a first priority security interest in the Escrowed Fund.

          (b) Prior to the Release Date (as defined in Section 2.7(d)), the Escrow Agent shall hold in escrow for use as collateral, as set forth in
Section 2.7(a), the cash proceeds from the Escrow Fund. The Sellers shall be entitled to exercise any voting powers incident to the Escrowed Shares to the extent such shares remain in the Escrow Fund.

          (c) Each certificate, if any, evidencing Escrowed Shares issued pursuant to this Agreement shall be delivered to the Escrow Agent directly by the transfer agent.

          (d) The Escrow Fund (which shall be deemed to include the Escrowed Shares) shall be available to satisfy any indemnification obligations of the Seller pursuant to Section 11 until the date which is one (1) year after the Closing Date (the "Release Date"). Promptly

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following the Release Date, the Escrow Agent shall return or cause to be returned to the Seller the Escrowed Shares and any other cash or property included in the Escrow Fund, less Escrowed Shares (or such other cash or property) having an aggregate value equal to the amount of (i) any pending claim for indemnification made by any Indemnified Party (as defined in Section 11), and (ii) any indemnification obligations finally resolved and satisfied, prior to the Release Date, in favor of the Buyer. For purposes of the preceding sentence and Section 11, the CLC Common Stock held as Escrowed Shares shall be valued at the Purchase Share Price.

     2.8. Accounting and Tax Treatment. The Buyer, the Seller and the Seller's Shareholders intend that the transactions contemplated by this Agreement be treated for accounting purposes as a pooling interest business combination and for tax purposes as a reorganization under Section 368(a)(1)(C) of the Code. Each of the parties hereto will report in their respective federal income tax return for the taxable year including the Closing Date that the Merger qualified as a reorganization under Section 368, unless, by written opinion of counsel, such party is advised that there is not a reasonable basis for such position, and the other parties hereto are provided copies of such opinion.

3.   CLOSING

     3.1. Time and Place. Upon the terms and subject to the conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall be held at the offices of Tucker, Flyer and Lewis, 1615 L Street, N.W., Suite 400, Washington, D.C. 20036, as soon as practicable after all of the conditions set forth in Sections 7 and 8 shall have been satisfied or waived, or at such other time and date as the parties hereto may mutually agree, which date shall be referred to as the "Closing Date."

     3.2. Deliveries by the Seller  To effect the transfer referred to in
Section 2.1 hereof, the Seller shall, on the Closing Date, execute and deliver to Buyer:

          (a) bills of sale, in form and substance satisfactory to Buyer, conveying in the aggregate all personal property included in the Assets;

          (b) assignments of the real property Leases (the "Real Property Leases") of the Seller together with the consents of landlords, if required by the terms of such Real Property Leases;

          (c) assignments in form and substance satisfactory to Buyer, with all required consents of Leases and other Contracts which Buyer has agreed to assume;

          (d) such other instruments as shall be reasonably requested by Buyer to vest in Buyer title in and to the Assets in accordance with the provisions hereof; and

          (e) all other previously undelivered documents required to be delivered at or

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prior to the Closing.

At or prior to the Closing, the Buyer may, in its sole and absolute discretion, instruct the Seller to deliver the Assets to a direct or indirect wholly-owned subsidiary of the Buyer; provided, that the Buyer agrees to remain responsible for its obligations hereunder.

     3.3. Deliveries by the Buyer.  At the Closing, the Buyer shall:

          (a) deliver to the Seller one or more certificates evidencing the shares of CLC Common Stock issuable by the Buyer as the Purchase Price, except for those shares set aside as the Escrowed Shares (the shares of CLC Common Stock (including the Escrowed Shares) issuable by the Buyer as the Purchase Price are sometimes referred to herein as the "CLC Shares");`

          (b) deliver to the Escrow Agent the Escrowed Shares pursuant to Sections 2.5 and 2.7 herein;

          (c) deliver to the Seller instruments of assumption evidencing Buyer's assumption of the Assumed Liabilities; and

          (d) deliver to the Seller, all other previously undelivered documents required to be delivered at or prior to the Closing.

4.   REPRESENTATIONS AND WARRANTIES OF THE SELLER AND SELLER'S SHAREHOLDERS

     To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated by this Agreement, the Seller and Seller's Shareholders, jointly and severally, represent and warrant to the Buyer, as of the date hereof and as of the Closing Date, as set forth below:

     4.1. Organization. The Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     4.2. Power and Authority. The Seller has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction in which the character of its properties or the nature of its business activities requires such qualification.

     4.3. Authority for Agreement. The Board of Directors and the shareholders of the Seller have unanimously approved this

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Agreement, and have authorized the execution and delivery and performance hereof. The Seller has full corporate power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby. The Seller's Shareholders have the legal capacity to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement is a legal, valid and binding obligation of the Seller and the Seller's Shareholders, enforceable against the Seller and the Seller's Shareholders in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general.

     4.4. No Violation to Result. Except as set forth on Schedule 4.4, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and the fulfillment of the terms hereof:
(i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of the Seller or any Contract or Assumed Liability, to which the Seller or Seller's Shareholders is a party or which affects any of the Assets; (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration;
(iii) will not result in a violation under any law, judgment, decree, order, rule, regulation, permit or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to the Seller or the Seller's Shareholders; and (iv) will not result in the creation or imposition of any Encumbrance in favor of any person upon any of the properties or assets of either of the Seller or Seller's Shareholders.

     4.5. Capitalization

          (a) Schedule 4.5 sets forth, with respect to the Seller, (i) the number of authorized shares of each class of its capital stock, (ii) the number of issued and outstanding shares of each class of its capital stock and (iii) the number of shares of each class which are held in treasury. All of the issued and outstanding shares of capital stock of the Seller (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal laws and (iii) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth in Schedule 4.5, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of the Seller, and no such rights arise by virtue of or in connection with the transactions contemplated hereby; and, to the extent permitted by law, the Seller's Shareholders have waived (or hereby waives) any and all such preemptive rights and rights of first refusal. Except as set forth on Schedule 4.5, there are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require the Seller or the Seller's Shareholders to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to the Seller. Except as set forth on Schedule 4.5, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of the Seller. The Seller is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock. None of the shares of the Seller's capital stock was issued pursuant to any award, grant or bonus.

          (b) As of the date hereof, Dorras is the sole holder of the issued and outstanding capital stock of the Seller. Not later than January 5, 1998 and until the Seller may transfer the shares pursuant to Section 12.3 hereof, the Seller's Shareholders shall be the sole holders of the issued and outstanding shares of capital stock of the Seller in the amounts set forth in
Schedule 4.5. Except as set forth in Schedule 4.5, the Seller's Shareholders own such shares as is set forth on Schedule 4.5 free and clear of any mortgage, security interest, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, preference, priority or other security agreement, option, warrant, attachment, right of first refusal, preemptive, conversion, put, call or other claim or right, restriction on transfer (other than restrictions imposed by federal and state securities laws), or preferential arrangement of any kind or nature whatsoever (including any restriction on the transfer of any assets, any conditional sale or other title retention agreement, any financing lease involving substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction).

     4.6. Subsidiaries. The Seller does not own (directly or indirectly) any Subsidiary.

     4.7. Financial Statements.

          (a) Schedule 4.7 includes true copies of (i) the audited balance sheets of the Seller as of the end of the periods identified on Schedule 4.7 (such dates being the end of the Seller's three (3) most recently completed fiscal years), and audited statements of income, cash flows and retained earnings for each of its three (3) most recently completed fiscal years and any additional financial statements previously filed with ED on behalf of the Seller or the Institution on an individual basis, as appropriate, for each of its three (3) most recently completed fiscal years (collectively, the "Annual Financials"), and (ii) true copies of the Seller's unaudited interim balance sheet (the "Current Balance Sheet") as of October 31, 1997 (the "Balance Sheet Date") and the Seller's statements of income, cash flows and retained earnings and any financial statements filed with ED on behalf of the Seller or the Institution on an individual basis for that period of the current fiscal year then ended (collectively, the "Interim Financials" and together with the Annual Financials, the "Financial Statements"). The Financial Statements have been prepared in accordance with GAAP consistently applied (subject, in the case of the Interim Financials, to normal year-end audit adjustments, which individually or in the aggregate will not be material, and to the omission of footnote information). Each of the balance sheets included in the Financial Statements presents fairly the financial condition of the Seller as of the dates indicated thereon, and each of the statements of income, cash flows and retained earnings included in the Financial Statements presents fairly the results of its operations for the periods indicated thereon. During the periods covered by the Financial Statements, there has been no material change in the Seller's accounting policies. There are no material, special or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

          (b) The Books and Records, minute books, stock record books, and other records of the Seller, all of which have been made available to the Buyer, are complete and correct in all material respects. There have been no transactions involving the business of the Seller or the Business which properly should have been set forth in the Financial Statements and which have not been accurately so set forth. The minute books of the Seller contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Seller, and no meeting of any such stockholders, Boards of Directors, or committee has been held for which minutes have not been prepared as of the date hereof and are not contained in such minute books.

     4.8. Liabilities and Obligations.

          (a) Except as disclosed on Schedule 4.8(a), there are no liabilities or obligations of the Seller relating to the Business, other than: (i) those liabilities reflected on the Current Balance Sheet and not previously paid or discharged; and (ii) those liabilities incurred after the Balance Sheet Date arising in the ordinary course of business, which were incurred consistent with past practice. For purposes of this Section 4.8(a), the term "liabilities" shall include, without limitation, any direct or indirect liability, indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, either accrued, absolute, contingent, mature, unmature or otherwise and whether known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured.

          (b) Schedule 4.8(b) sets forth a summary description of all deposits held by the Seller and reflected in the Financial Statements.

     4.9. Adverse Changes. Except as set forth on Schedule 4.9, from December 31, 1996: (i) there has been no change in the condition (financial or otherwise), business, net worth, assets, properties, liabilities or obligations (fixed, contingent, known, unknown or otherwise) of the Seller which has had or is likely to have a Material Adverse Effect, and there has been no occurrence, circumstance or combination thereof which might reasonably be expected to result in any such Material Adverse Effect before or after the Closing Date; (ii) the Seller has not declared or paid any dividend or distribution in respect of the capital stock, or any direct or indirect redemption, purchase or other acquisition of any of the capital stock of the Seller, except as contemplated by this Agreement and (iii) the Seller has complied with all of the covenants set forth in Section 6.5(b),
(c) (d), (h), (j), (l) or (m), to the same extent as if this Agreement had been signed on December 31, 1996.

     4.10. Employee Benefit Plans; Employee Matters.

          (a) All employee benefit plans, programs, policies and arrangements (whether formal or informal, written or unwritten, and whether maintained for the benefit of a single individual or more than one individual) maintained or contributed to by the Seller for the benefit of any current or former employee of the Seller or in which such employees are entitled to participate are listed in Schedule 4.10 (the "Benefit Plans"). With respect to each Benefit Plan, true, correct and complete copies of all of the following documents, if applicable, will be delivered or made available to the Buyer prior to the Closing Date: all plan documents and amendments thereto; all written descriptions of any oral plans or policies; all trust agreements; all annuity contracts, insurance policies or contracts and service agreements; the three (3) most recent Forms 5500 and any financial statements attached thereto; the most recent actuarial and valuation report; the most recent IRS determination letter; the most recent summary plan description; and copies of the nondiscrimination testing for the last three (3) years. Each Benefit Plan and the administration thereof complies, and has at all times complied, with the terms of such Benefit Plan and with the requirements of all applicable law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code. Each Benefit Plan intended to qualify under section 401(a) of the Code so qualifies, and each trust which forms a part of any such Benefit Plan is exempt from taxation under section 501(a) of the Code. No Benefit Plan subject to Part 3 of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code. No liability has been incurred or is expected to be incurred under Title IV of ERISA to any party with respect to any Benefit Plan, or any other plan presently or heretofore maintained or contributed to by the Seller, any predecessor to the Seller, or any entity that is or at any time was a member of a controlled group, as defined in section 412(n)(6)(B) of the Code, which includes or included the Seller ("Controlled Group Member"). Neither the Seller, nor any Controlled Group Member has incurred any liability for any Tax imposed under sections 4971 through 4980B of the Code or civil liability under sections 502(i) or (l) of ERISA. The "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA. No Benefit Plan is a "multiemployer plan" within the meaning of section 3 (37) of ERISA. No Benefit Plan provides health or death benefit coverage to any employee or his spouse or dependents beyond the termination of an employee's employment, except as required by Part 6 of Title I of ERISA or section 4980B of the Code. No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any plan maintained by a Controlled Group Member since the effective date of said section 4043. The Seller has no liability (whether actual, contingent or otherwise) with respect to any employee benefit plan or arrangement sponsored or maintained by a Controlled Group Member. No suit, actions or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities) have been brought against or with respect to any Benefit Plan, and no suit, action, or other litigation is threatened by, against, or relating to any Benefit Plan and Seller does not have any knowledge of any fact that could form the basis for any such suit, action or litigation. No "prohibited transaction" within the meaning of sections 406 or 407 of ERISA or section 4975 of the Code has occurred with respect to any Benefit Plan. No Benefit Plan is presently under audit or examination by the IRS, the Department of Labor, or any other governmental agency or entity, and no matters are pending with respect to any Benefit Plan under the IRS voluntary Compliance Resolution Program, its Closing Agreement Program, or any other similar program. All contributions to Benefit Plans that were required to be made under such Benefit Plans will have been made as of the Balance Sheet Date, and all benefits accrued under any unfunded Benefit Plan will have been paid, accrued or otherwise adequately reserved in accordance with GAAP as of such date will have performed by the Closing Date any obligations required to be performed as of such date under all Benefit Plan. No Benefit Plan contains any term or provision or is subject to any law that would prohibit the transactions contemplated by this Agreement, or that would give rise to the vesting of benefits, payments, or liabilities as a result of the transactions contemplated by this Agreement, except to the extent that full vesting is required under any tax-qualified Benefit Plan under Section 411 of the Code.

          (b) Schedule 4.10 contains a complete and correct list of all employees of the Seller as of the date hereof and the 1997 compensation paid or payable to each such employee. Except as set forth in Schedule 4.10, (i) the terms of employment or engagement of all directors, officers, employees, agents, consultants and professional advisers of the Seller are such that their employment or engagement may be terminated upon not more than two weeks' notice given at any time and without liability for payment of compensation or damages, and (ii) there are no severance payments which are or could become payable by the Seller to any director, officer or other employee of the Seller under the terms of any oral or written agreement or commitment or any law, custom, trade or practice.

          (c) The Seller is not bound by or subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union. No employees of the Seller are or ever have been represented by any labor union or covered by any collective bargaining agreement while employed by the Seller and no campaign to establish such representation is in progress. There is no pending or threatened labor dispute involving the Seller and any group of their employees nor has the Seller experienced any labor interruptions. The Seller is and has been in compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, including without limitation any such laws regarding employment documentation, minimum wage and hours, workers' compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and the Seller has not engaged in any unfair labor practice. All persons classified by the Seller as independent contractors do satisfy and have satisfied the requirements of law to be so classified, and the Seller has fully and accurately reported their compensation on IRS Forms 1099 when required to do so.

     4.11. Taxes. The Seller has timely and properly filed (or caused to be timely and properly filed) with the appropriate federal, state, provincial, municipal or local authorities (within the U.S. or otherwise) all tax returns, information returns and other reports required to be filed and has paid or accrued (or caused to be so paid or accrued) in full all Taxes, interest, penalties, assessments or deficiencies, if any, due to, or claimed to be due by, any taxing authority. The balance sheets included in the Financial Statements and the Interim Financial Statements include appropriate provisions for all Taxes, interest, penalties, assessments or deficiencies, if any, for the periods indicated thereon to the extent not theretofore paid. The Seller has not executed or filed with any taxing authority any agreement extending the period for assessment or collection of any Taxes. The Seller are not a party to any pending action or proceeding, nor is any such action or proceeding threatened, by any governmental authority for the assessment or collection of Taxes, and no claim for assessment or collection of Taxes has been asserted against the Seller, and during the course of any audit currently in process or not completed, no issues have been suggested by any representative of any such governmental authority that, if asserted, would result in a proposed assessment of Taxes, interest or penalties, against the Seller.

     4.12. Title to Assets. The Seller has good and marketable title to the Assets, free and clear of any and all Encumbrances and defects in title. Except as set forth in Schedule 4.14(b), the Seller has the power to convey, transfer and assign ownership of the Assets and the Assumed Liabilities without the necessity of any approvals or consents of any other person or entity. As of the Closing Date, the Seller will transfer to Buyer or its designees good and marketable title to such properties and assets, free and clear of any and all Encumbrances and defects in title. The Assets, taken together, are adequate for the operation of the Business as it is being currently conducted.

     4.13. Property.

           (a) Schedule 4.13(a) sets forth an accurate and complete list of all real property and leaseholds of real property owned or leased by the Seller or to which the Seller may have any ownership or leasehold rights (collectively, the "Facilities"). Except as otherwise disclosed on Schedule 4.13(a), (i) there are no outstanding written or oral leases, rights to occupancy, or tenancies of any kind (including tenancies by sufferance and/or holdover tenancies arising under expired written or oral leases) covering or in any way affecting the Facilities or any part or parts thereof; (ii) no person, firm or corporation other than the Seller has any rights (including rights arising under an installment contract, option to purchase, easement, right-of-way, or otherwise) with respect to the Facilities or any part thereof; and (iii) there have been no improvements to, construction on, work done at, and/or services or material supplied to, the Facilities or any part or parts thereof for which payment in full has not been made and which might give rise to mechanic's liens or other lien rights. All leases set forth on
Schedule 4.13(a) are in full force and effect and constitute valid and binding agreements of the Seller and, to the knowledge of the Seller, the other parties thereto in accordance with their respective terms.

          (b) Schedule 4.13(b) sets forth an accurate list of all owned and leased personal property included on the Current Balance Sheet and all other personal property owned or leased by the Seller relating to the Business (i) as of the Balance Sheet Date, or (ii) acquired since the Balance Sheet Date, including in each case true, complete and correct copies of leases for equipment and also including an indication as to which assets are currently owned, or were formerly owned, by any current or former stockholders of the Seller or business or personal affiliates of the Seller or any current or former stockholder of the Seller. All of the vehicles and other material machinery and equipment listed on
Schedule 4.13(b) are in good working order and condition, ordinary wear and tear excepted. All fixed assets used by the Seller that are material to the operation of the Business are either owned by the Seller or leased under an agreement listed on Schedule 4.13(b).

     4.14. Contracts.

          (a) Schedule 4.14(a) constitutes an accurate and complete list of each Contract requiring aggregate payments by the Seller, or receipt by the Seller, of in excess of $1,500 and to which the Seller is a party, or which affects either of the Seller or the Assets (other than student contracts). Each of the Contracts listed in Schedule 4.14(a) and all agreements with students are in full force and effect, are valid, binding and enforceable obligations by or against the Seller and the other parties thereto, and no event has occurred which constitutes or, with the giving of notice or passage of time, or both, would constitute, a default or breach thereunder. None of such Contracts is subject to re-negotiation by governmental authorities. Every contract or agreement listed on Schedule 4.14(a), and all amendments thereto, are correctly and completely summarized in such Schedule. Prior to the Closing Date, the Seller will deliver or will cause to be delivered or will make available to the Buyer correct and complete copies of each Contract listed in Schedule 4.14(a) and all amendments thereto. To the best knowledge of the Seller, no other party to any Contract is in material default thereunder. There exist no restrictive covenants of any nature whatsoever in any of the Contracts which individually or in the aggregate, could have a Material Adverse Effect.

          (b) Listed on Schedule 4.14(b) are all necessary novations, consents, waivers and approvals of parties to any Contracts which are required in connection with any of the transactions contemplated by this Agreement, or as are required by any governmental agency or other third party in order that any such Contract remain in effect without modification after the consummation of the transactions contemplated by this Agreement and without giving rise to any right to termination, cancellation or acceleration or loss of any right or benefit (collectively, the "Third Party Consents").

          (c) The relationships of the Seller with its suppliers are good commercial working relationships. Except as set forth on Schedule 4.14(c), no supplier has terminated or threatened to terminate, its relationship with the Seller or the Business which, individually or in the aggregate, has had or could have, individually or in the aggregate, a Material Adverse Effect or has during the last twelve (12) months decreased or limited or threatened to decrease or limit, its services, supplies or materials to the Seller or the Business which, individually or in the aggregate, could have a Material Adverse Effect. Except as set forth on Schedule 4.14(c), no supplier is a sole source of supply of any good or service to the Seller. The Seller does not have any knowledge that any of the suppliers intends to terminate or otherwise modify adversely to the Seller its relationship with the Seller or the Business or to decrease or limit its services, supplies or materials to the Seller or the Business.

     4.15. Litigation. Except as set forth in Schedule 4.15, there is no litigation, suit, proceeding, action, claim, demand or investigation, at law or in equity, pending or, to the best knowledge of the Seller and Seller's Shareholders, threatened against or affecting the Seller or the Assets before any court, agency, authority or arbitration tribunal, including, without limitation, any product liability, workers' compensation or wrongful dismissal claims, or claims, actions, suits, demands or proceedings relating to toxic materials, hazardous substances, pollution or the environment. To the best knowledge of the Seller and Seller's Shareholders, there are no facts that would likely result in any such litigation, suit, proceeding, action, claim or investigation. The Seller is not subject to or in default with respect to any notice, order, writ, injunction or decree of any court, agency, authority or arbitration tribunal.

     4.16. Compliance with Laws. To the best knowledge of the Seller and Seller's Shareholders, the Seller has complied and is currently in compliance, in all material respects, with all laws, regulations, rules, orders, Permits, judgments, decrees and other requirements and policies imposed by any governmental authority applicable to it, its properties or the operation of the Business. Except as set forth on Schedule 4.16, the Seller has not received any notice or citation for noncompliance with any of the foregoing, and, to the best knowledge of the Seller and Seller's Shareholders, there exists no condition, situation or circumstance, nor has there existed such a condition, situation or circumstance, which, after notice or lapse of time, or both, would constitute noncompliance with or give rise to future liability with regard to any of the foregoing. The Seller has all Licenses, Permits, approvals, qualifications, Accreditations or the like, from any government or any governmental unit, agency, body or instrumentality, whether federal, state, provincial, municipal or local (within the U.S. or otherwise) or any third party necessary for the conduct of the Business and all such items are in full force and effect.

     4.17. Compliance with Title IV Programs.

          (a) The Seller and the Institution have, to the best knowledge of the Seller and the Seller's Shareholders, complied and are in compliance with any and all applicable laws, regulations, requirements and standards relating to any forms of student financial assistance, grants or loans, including all statutory and regulatory provisions related to the Title IV Programs ("Financial Assistance").

          (b) Schedule 4.17(b) lists all agreements relating to the Business between the Seller's Shareholders or the Institution and ED or any other state, governmental department and/or agency or any non-governmental or quasi-governmental body, or any Accrediting Body or any guaranty agency relating to Financial Assistance. To the best knowledge of the Seller and the Seller's Shareholder, each of such agreements listed in Schedule 4.17(b) is in full force and effect, is a valid, binding and enforceable obligation by or against the Seller or the Institution and the other party or parties thereto and no event has occurred which constitutes or, with the giving of notice or the passage of time, or both, would constitute, a default or breach thereunder other than as caused by this Agreement and the transactions contemplated hereunder. The Seller has delivered, caused or will promptly cause to be delivered to the Buyer correct and complete copies of each contract or agreement listed in Schedule 4.17(b) and all amendments thereto.

          (c) Schedule 4.17(c) lists each program pursuant to which Financial Assistance is provided to or on behalf of the Seller, the Institution or the Institution's students.

          (d) Except as set forth on Schedule 4.17(d), to the best knowledge of the Seller and the Seller's Shareholders, there exists no fact or set of facts which could have an adverse effect on the ability of the Institution to obtain Certification under the ownership of the Buyer. The Institution has final, official cohort default rates of 15.3%, 6.7% and 6.3% on Federal Family Education Loan Program ("FFELP") loans, for the fiscal years 1993, 1994 and 1995, respectively. The Institution has not made for the last seven
(7) years any new loans pursuant to the Federal Perkins loan program. The Institution has not had and is not required to have any cohort default rates calculated with respect to its Perkins loan program activities.

          (e) The Seller has made available or will have made available at least fifteen (15) days prior to the Closing to the Buyer true and complete copies of all correspondence (excluding general correspondence routinely sent to, or received from, ED or any Accrediting Body) received from or sent by or on behalf of the Seller, Seller's Shareholders or the Institution to ED, any Accrediting Body or any other governmental or regulatory authority having jurisdiction over the provision, funding or approval of Financial Assistance or the operation of the Institution, including the issuance of Licenses or Permits to the Institution, to the extent such correspondence was sent or received within the past three years or relates to any issue which remains pending, including, without limitation (i) any documentation relating to the agreements listed on Schedules 4.17(b)-(d); (ii) any documentation relating to any audits or reviews conducted by ED, any Accrediting Body, any guaranty agency or any other regulatory authority; (iii) notices or correspondence concerning the qualification of the Seller or the Institution for the receipt of Financial Assistance; and (iv) notices or correspondence indicating an intention to limit, suspend or terminate the Accreditation or Certification or the provision of Financial Assistance to the Seller or the Institution or its students or to condition the provision of such Financial Assistance on the posting of a letter of credit or other surety in favor of ED.

          (f) Except as set forth in Schedule 4.17(f), since January 1, 1993, no principal, affiliate (as those terms are defined in 34 C.F.R. Part
85) owner, stockholder, trustee, or any other individual or entity holding an ownership interest in the Seller or the Institution, whether legal or equitable, is or has been a principal, affiliate, owner, stockholder or trustee or held an ownership interest, whether legal or equitable, in any other institution (whether or not participating in the Title IV Programs) or any third-party servicer (as that term is defined at 34 C.F.R. Section 668.2). Except as set forth on Schedule 4.17(f), no institution (whether or not participating in the Title IV Programs) or any third-party servicer (as that term in defined at 34 C.F.R. Section 668.2) is, or has been, administered commonly, jointly or in conjunction with the Seller, or the Institution, and no other institution or organization of any sort has provided educational services on behalf of the Institution.

     4.18. Institutional Approval and Accreditation. Schedule 4.18(a) lists each state, governmental department and/or agency, or nongovernmental or quasi-governmental body, including any Accrediting Body or agency, that has issued a License or Accreditation to the Institution or with respect to any of its educational programs, including, without limitation, the Accrediting Council for Independent Colleges and Schools ("ACICS"), the New Jersey Department of Education and ED. Except as otherwise set forth on Schedule 4.18(b) hereto, the Seller and the Institution have received all necessary Accreditations and Licenses for their existing operations and receipt of Financial Assistance, including, without limitation, any authorization, approval or licensure issued by any state, governmental department and/or agency or any, nongovernmental or quasi-governmental body and Accreditation by ACICS. As of the date hereof, the Institution has no more than eighty-five percent of its revenues derived from Title IV Program funds as determined in accordance with 34 C.F.R. 600.5(d) and has not had more than eighty-five percent of its revenues so derived since the effective date of the applicable relevant regulation. Except as set forth on Schedule 4.18(c), the Licenses and Accreditations set forth on Schedule 4.18(a) are in full force and effect, and no proceeding for the suspension, limitation, revocation, termination or cancellation of any of them is pending or, to the best knowledge of the Seller and the Seller's Shareholders, threatened. Except as set forth on Schedule 4.18(c), Seller and the Institution have not received any notice that its Certification or any of the Licenses or Accreditations set forth on Schedule 4.18(a) will not be renewed and there is no basis for any nonrenewal. The Institution is accredited by ACICS and is in compliance with the standards of ACICS and is certified by ED as an eligible institution of higher education pursuant to Title IV of the HEA and is a party to, and in material compliance with, a valid provisional program participation agreement with ED, and is in material compliance with every term thereof, including compliance with any terms that involve posting a letter of credit or other surety in favor of ED. Except as set forth in
Schedule 4.18(c), Seller and the Institution have not received, and do not have pending, any notice, including, but not limited to, any letter from ACICS placing the Institution on reporting, probationary or show cause status, of any alleged violation of the HEA or the regulations governing the Title IV Programs or the standards of any applicable Accrediting Body, including ACICS, with respect to the Institution. Except as set forth at
Schedule 4.18(c), Seller, Institution and Seller's Shareholders are not aware of any investigation or review of the operation of the Institution's Financial Assistance programs or any review of the Accreditation or the Licenses by any state or governmental department and/or agency or any nongovernmental or quasi-governmental body, including by ACICS, ED, the New Jersey Department of Education or any guaranty agency. Except as set forth on Schedule 4.18(d), the Seller, Seller's Shareholders and the Institution have complied and are in substantial compliance with the laws, rules and standards of or related to the New Jersey Department of Education and the standards of ACICS.

     4.19. Environmental and Safety Matters.

          (a) For purposes of this Agreement, the term "Environmental and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including, without limitation, all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, Release, threatened Release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation); "Release" shall have the meaning set forth in CERCLA (as defined below); and "Environmental Lien" shall mean any Lien, whether recorded or unrecorded, in favor of any governmental entity, relating to any liability of the Seller arising under any Environmental and Safety Requirements.

          (b)  Except as set forth on Schedule 4.19:

               (i) The Seller has complied with and are currently in compliance with all Environmental and Safety Requirements, and the Seller has not received any oral or written notice, report or information regarding any liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) or any corrective, investigatory or remedial obligations arising under Environmental and Safety Requirements which relate to the Seller or any of their properties or facilities, except for any such noncompliance, liability or obligation which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Seller and its Subsidiaries, if any, taken as a whole.

               (ii) Without limiting the generality of the foregoing, the Seller has obtained and complied with, and are currently in compliance with, all permits, licenses and other authorizations that may be required pursuant to any Environmental and Safety Requirements for the occupancy of their properties or facilities or the operation of their businesses, except for any such failure to obtain or comply which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Seller taken as a whole. A list of all such permits, licenses and other authorizations which are material to the Seller is set forth on the attached
Schedule 4.19.

               (iii) Neither this Agreement nor the consummation of the transactions contemplated by this Agreement shall impose any obligations on the Seller or otherwise for site investigation or cleanup, or notification to or consent of any governmental agencies or third parties under any Environmental and Safety Requirements (including, without limitation, any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

               (iv) None of the following exists at any property or facility owned, occupied or operated by the Seller: (1) underground storage tanks or surface impoundments; (2) asbestos-containing materials in any form or condition; or (3) materials or equipment containing polychlorinated biphenyls.

               (v) The Seller has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or Released any substance (including, without limitation, any hazardous substance) or owned, occupied or operated any facility or property, so as to give rise to liabilities of the Seller for response costs, natural resource damages or attorneys fees pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended, or any other Environmental and Safety Requirements.

               (vi) Without limiting the generality of the foregoing, no facts, events or conditions relating to the past or present properties, facilities or operations of the Seller shall prevent, hinder or limit continued compliance with Environmental and Safety Requirements, give rise to any corrective, investigatory or remedial obligations pursuant to Environmental and Safety Requirements or give rise to any other liabilities (whether accrued, absolute, contingent, unliquidated or otherwise) pursuant to Environmental and Safety Requirements (including, without limitation, those liabilities relating to onsite or offsite Releases or threatened Releases of hazardous materials, substances or wastes, personal injury, property damage or natural resources damage, except for any such noncompliance, obligation or liability which has not had or would not reasonably be expected to have a material adverse effect on the financial condition, operating results, assets, operations or business prospects of the Seller taken as a whole.

               (vii) The Seller has not, either expressly or by operation of law, assumed or undertaken any material liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

               (viii) No Environmental Lien has attached to any property owned, leased or operated by the Seller.

     4.20. Isnurance. Schedule 4.20 sets forth an accurate list, as of the Balance Sheet Date, of all insurance policies carried by the Seller (all of which policies remain in full force and effect). Prior to the Closing, the Seller shall have delivered insurance loss runs or workers' compensation claims received for the past two (2) policy years. All premiums due and payable under all such policies have been paid and the Seller are otherwise in full compliance with the terms of such policies (or other policies providing substantially similar insurance coverage). The Seller does not know of any threatened termination of, or material premium increase with respect to, any of such policies.

     4.21. Trademarks, Patents and Copyrights.  Except as set forth on
Schedule 4.21, the Seller owns or possesses adequate licenses, permits or other rights to use, any patents, trademarks, service marks, trade names, service names, copyrights, applications therefor, trade dress, logos, corporate names, computer software programs, source codes, object codes, information systems, proprietary interfaces, routines, modules, procedures, functions, program specifications and related documentation (the "Intellectual Property") necessary to conduct the Business as now operated by the Seller. Schedule 4.21 sets forth all trademarks, trade names, service marks, service names held or used by the Business. The Seller is not a licensor of any of the Intellectual Property. Except as set forth on Schedule 4.21, the Intellectual Property does not infringe upon or conflict with any rights of third parties, and, no use by the Seller of any Intellectual Property violates the terms of any agreement pursuant to which it is licensed or violates or infringes upon the asserted rights of others. Except as disclosed on Schedule 4.21, the Intellectual Property is assignable without the consent of any third party. All of the Intellectual Property relating to the Business are or will be owned by, or properly assigned or licensed to the Business at the Closing. Except as set forth on Schedule 4.21, the Seller has taken all necessary action to maintain and protect the Intellectual Property relating to the Business.

     4.22. Accounts Receivable. The accounts receivable of the Seller transferred hereunder arose in the ordinary course of business from bona fide transactions and are not subject to any setoff, counterclaim or defense. The accounts receivable shall be fully collectible within 180 days of their due date using commercially reasonable efforts, except (i) to the extent of any reserve on the Closing Balance, (ii) for reductions in accounts receivable for student withdrawals and (iii) as required for participation in and compliance with the Title IV Programs.

     4.23. Supplies. All Supplies of the Business consist of items of a quality, quantity and condition usable and saleable in the ordinary course of the business of the Seller and for the purpose for which they are intended.

     4.24. Liability to Affiliates. Except as disclosed on Schedule 4.24, as of the Closing, the Assumed Liabilities will not include any amounts owed by the Seller to any Affiliate of the Seller or any person acting as a transferee of any of them.

     4.25. Securities Law Matters. The Seller is acquiring or will acquire the CLC Shares solely for its own account as an investment and not with a view to any distribution or resale thereof within the meanings of such terms under the Securities Act. The Seller has been advised that the issuance of the CLC Shares have not been registered under the Securities Act or under the provisions of any state securities or "blue sky" law. The Seller is an "Accredited Investor" (as such term in defined in Rule 501 of Regulation D of the Securities Act). The knowledge and experience of the Seller and the Seller's Shareholders in financial and business matters is such that they are capable of evaluating the risk of the investment in the CLC Shares. The Seller acknowledges that it has had access to such financial and other information, including, but not limited to, the Buyer's most recent reports on Forms 10-K, 10-Q and 8-K as filed with the Commission, and has been afforded the opportunity to ask such questions of representatives of the Buyer and receive answers thereto, as the Seller has deemed necessary in connection with its decision to acquire the CLC Shares, and that no representation or warranties, express or implied, are being made by the Buyer with respect to the Buyer or the CLC Shares, other than those expressly set forth herein.

     4.26. Pooling of Interest. There have been no transactions or events with respect to the Seller which would, and the ownership structure and attributes of the Seller and the Seller's Shareholders would not, prevent the transactions contemplated hereby, if consummated, from being considered as a pooling of interests business combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the Commission; provided, however, that the Seller and the Seller's Shareholders make no representation or warranty hereunder as to the ownership structure or the attributes of the Buyer.

     4.27. Brokers. Neither the Seller nor the Seller's Shareholders has expressly or impliedly engaged any broker, finder or agent with respect to this Agreement or any transaction contemplated hereby.

     4.28. Disclosure. No representation or warranty by the Seller and the Seller's Shareholders contained in this Agreement, and no representation, warranty or statement contained in any list, certificate, Schedule or other instrument, document, agreement or writing furnished or to be furnished to, or made with, the Buyer pursuant hereto or in connection with the negotiation, execution or performance hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make any statement herein or therein not misleading.

5.   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     To induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer represents and warrants to the Seller as of the date hereof and as of the Closing Date as set forth below:

     5.1. Organization and Capitalization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to do business in all jurisdictions where such authorization is necessary.

     5.2. Authority for Agreement. Subject to obtaining approval of this Agreement by the Board of Directors of Buyer, (a) Buyer has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights in general.

     5.3. No Violation to Result. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby: (i) are not in violation or breach of, do not conflict with or constitute a default under, and will not accelerate or permit the acceleration of the performance required by, any of the terms of the charter documents or by-laws of the Buyer or any note, debt instrument, security agreement or mortgage, or any other contract or agreement, written or oral, to which the Buyer is a party or by which the Buyer is bound; (ii) will not be an event which, after notice or lapse of time or both, will result in any such violation, breach, conflict, default, or acceleration; (iii) will not result in violation under any law, judgment, decree, order, rule, regulation or other legal requirement of any governmental authority, court or arbitration tribunal whether federal, state, provincial, municipal or local (within the U.S. or otherwise) at law or in equity, and applicable to Buyer; and (iv) will not result in the creation or imposition of any lien, possibility of lien, encumbrance, security agreement, equity, option, claim, charge, pledge or restriction in favor of any third person upon any of the properties or assets of the Buyer.

     5.4. CLC Shares. Upon the consummation of the transactions contemplated by this Agreement and the issuance and delivery of certifications representing the CLC Shares to the Seller, the CLC Shares will be validly issued, fully paid and non-assessable shares of CLC Common Stock.

6.   COVENANTS

     6.1.  Access to Properties and Records.

          (a) The Seller shall afford to the officers, employees, attorneys, accountants and other authorized representatives of the Buyer, free and full access to all of the Seller's Assets, properties, Books and Records, students and employees in order to afford the Buyer as full an opportunity of review, examination and investigation as the Buyer shall desire to make of the affairs of the Seller and the Institution, and the Buyer shall be permitted to make extracts from, or take copies of, such Books and Records (including the stock record and minute books) or other documentation or to obtain temporary possession of any thereof as may be reasonably necessary; and the Seller shall furnish or cause to be furnished to the Buyer such reasonable financial and operating data and other information about the Business, properties and assets which any of the Buyer's respective officers, employees, attorneys, accountants or other authorized representatives may request; provided that Buyer and its agents shall not unreasonably interfere with the operations of the Business. No information or knowledge obtained in any investigation pursuant to this Section 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the transactions contemplated by this Agreement.

          (b) The Seller shall furnish the Buyer, upon reasonable request, with all information concerning the Seller and the Institution reasonably required for inclusion in any application made by the Buyer to ACICS, ED, any Accrediting Body, New Jersey Department of Education or any other state governmental department and/or agency or any non-governmental or quasi-governmental body or regulatory body in connection with the transactions contemplated by this Agreement and the reinstatement of Licenses, Accreditations and Certifications following the consummation of such transactions.

          (c) After the Closing Date, the Buyer shall provide the Seller with reasonable access to the pre-Closing books and records of the Business to the extent required by the Seller to fulfill its obligations under this Agreement.

     6.2.  Financial Statements.

          (a) Prior to the execution of this Agreement, Seller has delivered to Buyer true copies of the complete, audited financial statements as previously filed with ED on behalf of the Seller or any Institution on an individual basis, as appropriate, for each of the three fiscal years ended December 31, 1994, 1995 and 1996.

          (b) To the extent that the audited financial statements of the Seller or the Institution for the fiscal year ended December 31, 1996 identify a "related party," as that term is defined in 34 C.F.R. Section 668.23(d)(1) (as effective on July 1, 1997), the Seller has delivered to Buyer, prior to the execution of this Agreement, true and correct copies of the complete, audited financial statements of each such related party for that related party's most recent fiscal year. To the extent that the audited financial statements of the Seller or the Institution for the fiscal year ended December 31, 1997 will identify such a "related party," the Seller will deliver to Buyer, prior to the Closing Date, true and correct copies of the complete, audited financial statements of each such related party for that related party's most recent fiscal year.

          (c) The Seller and Seller's Shareholders shall cause their auditors, working together with Buyer's auditors, to complete and deliver to Buyer unaudited financial statements of the Seller and of the Institution as of, and for the ten months ended October 31, 1997. The Seller shall bear the costs and fees associated with the work performed by its auditors and Buyer shall bear the costs and fees associated with work performed by Buyer's auditors. All the aforesaid financial statements shall be completed and delivered to Buyer no less than fifteen (15) days prior to the Closing Date.

          (d) Seller shall cause its auditors, in response to any request by Buyer's auditors, promptly to provide all information necessary for Buyer's auditors to complete, as expeditiously as possible, an audited balance sheet of the Institution as of the Closing Date.

     6.3. Accounting Treatment. The Buyer, the Seller's Shareholders and the Seller shall each use their best efforts to cause the transaction contemplated by this Agreement to be accounted for as a pooling of interests. Each of the Buyer, the Seller's Shareholders and the Seller shall use their best efforts to prevent its affiliates from taking any action that could preclude the transactions contemplated hereby from receiving pooling of interests accounting treatment in accordance with GAAP.

     6.4.  Confidentiality.

          (a) The Seller and the Seller's Shareholders recognize and acknowledge that they have in the past, currently have, and in the future may possibly have, access to certain confidential information of the Seller and/or the Buyer, such as lists of customers, operational policies, and pricing and cost policies, that are valuable, special and unique assets of the Seller's or the Buyer's respective businesses. The Seller and the Seller's Shareholders agree that they will not disclose confidential information with respect to the Seller and/or the Buyer to any person, firm, corporation, association or other entity for any purpose or reason whatsoever (except to authorized representatives of the Seller and/or the Buyer and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this Section 6.4), unless (i) such information becomes known to the public generally through no fault of the Seller or the Seller's Shareholders, (ii) disclosure is required by law or the order of any governmental authority under color of law, or (iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or for Accreditation, Certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clause (i), (ii) or (iii) above, the Seller or the Seller's Shareholders, shall, if possible, give prior written notice thereof to the Buyer and provide the Buyer with the opportunity to contest such disclosure. Notwithstanding the foregoing, Proto shall only be subject to the covenants set forth in this Section 6.4(a) with respect to nondisclosure of written confidential information relating to the Buyer, the Seller or the Business except for the information set forth on Schedule 6.4. Prior to the Closing, Proto shall deliver to the Buyer all such written confidential information in his personal possession and thereafter shall not obtain or retain any such written confidential information.

          (b) The Buyer recognizes and acknowledges that it has in the past, currently has, and in the future may possibly have, access to certain confidential information of the Seller, such as lists of customers, operational policies, and pricing and cost policies, that are valuable, special and unique assets of the Business. The Buyer agrees that prior to the Closing, and at all times if Closing does not occur, it will not use for its own benefit nor will it disclose confidential information with respect to the Seller to any person, firm, corporation, association or other entity for any purpose or reason whatsoever (except to authorized representatives of the Seller and/or the Buyer and to counsel and other advisers, provided that such advisors (other than counsel) agree to the confidentiality provisions of this
Section 6.4), unless (i) such information becomes known to the public generally through no fault of the Buyer, (ii) disclosure is required by law or the order of any court or governmental authority under color of law, or
(iii) the disclosing party reasonably believes that such disclosure is required in connection with the defense of a lawsuit against the disclosing party or for Accreditation, Certification or state licensure purposes; provided, that prior to disclosing any information pursuant to clause (i),
(ii) or (iii) above, the Buyer shall, if possible, give prior written notice thereof to the Sellers or the Sellers' Shareholders and provide the Seller or the Seller's Shareholders with the opportunity to contest such disclosure.
If the Closing shall not occur, for a period of one (1) year the Buyer shall not knowingly recruit, solicit or induce any employee of the Seller to terminate their employment with the Seller.

     6.5. Interim Covenants of the Seller. From the date of this Agreement until the Closing Date, except to the extent expressly permitted by this Agreement or otherwise consented to by an instrument in writing signed by the Buyer or as otherwise set forth in Schedule 6.5, the Seller shall (i) make reasonable efforts to keep the Business and organization intact and shall not take or permit to be taken or do or suffer to be done anything other than in the ordinary course of its business as the same is presently being conducted, (ii) shall use its best efforts to keep available the services of its directors, officers, employees and agents and retain and maintain its current relationships with its students and maintain the Facilities in their current condition, (iii) shall perform its obligations under the Contracts, (iv) shall maintain the goodwill and reputation associated with the Business and (v) shall prior to the Closing, and as of Closing, satisfy all outstanding indebtedness of the Seller (other than capitalized leases). Without limiting the generality of the foregoing, the Seller shall not:

          (a) purchase, sell, lease or dispose of or make any contract for the purchase, sale, lease or disposition of or subject to lien or security interest or any other Encumbrance any of its properties or assets, other than in the ordinary and usual course of its business, consistent with the representations and warranties contained herein, and not in breach of any of the provisions of this Section 6, in each case for a consideration at least equal to the fair value of such property or asset;

          (b) except consistent with past compensation practices, grant any salary increase to, or increase the draw of, any of its officers, directors, employees or agents, or enter into any new, or amend or alter any existing, employment, bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, stock option, group insurance, death benefit or other fringe benefit plan, trust agreement or other similar or dissimilar arrangement, or any employment or consulting agreement;

          (c) incur any bank indebtedness or borrowings, whether or not in the ordinary course of its business, or issue any commercial paper;

          (d)  enter into any leases of real property;

          (e)  enter into any material leases of equipment and machinery;

          (f) enter into any contract (other than student contracts), (i) which would be required to be listed on Schedule 4.14(a) had it been entered into prior to the date hereof; or (ii) in which any Affiliate of the Seller has any beneficial interest;

          (g) create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices; or postpone or defer the creation, incurrence, or assumption of any liability or indebtedness that would otherwise be created, incurred or assumed in the ordinary course of business absent the execution of this Agreement;

          (h) pay or apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount, directly or indirectly, to or for the benefit of the Seller's

Shareholders or any Affiliate of the Seller;

          (i) declare or pay any dividend, or make any distribution (whether in cash, stock or property) with respect of its stock whether now or hereafter outstanding, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

          (j) acquire or negotiate for the acquisition of (by merger, consolidation, purchase of a substantial portion of assets or otherwise) any business or the start-up of any new business, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Seller;

          (k) commit a breach of or amend or terminate any material agreement, permit, license or other right;

          (l) solicit prospective or existing students of Institution to complete their education elsewhere; or

          (m) enter into any other transaction (i) that is not negotiated at arm's length with a third party not affiliated with the Seller or any officer, director or stockholder of the Seller or (ii) outside the ordinary course of business consistent with past practice or (iii) prohibited hereunder.

     6.6. No Solicitation. Neither the Seller, the Seller's Shareholders, nor any agent, officer, director or any representative thereof, shall during the period commencing on the date of this Agreement and ending with the earlier to occur of the Closing or the termination of this Agreement in accordance with its terms, directly or indirectly: (a) solicit, encourage or initiate the submission of proposals or offers from any person or entity for,
(b) participate in any discussions pertaining to, or (c) furnish any information to any person or entity, other than the Buyer, relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Seller or a merger, consolidation or business combination involving the Seller or the Institution, the Business or the Assets. If either the Seller or the Seller's Shareholders receives any unsolicited offer or proposal relating to any of the above, the Seller or the Seller's Shareholders, as applicable, shall immediately notify the Buyer thereof, including the identity of the party making such offer or proposal and the specific terms of such offer or proposal.

     6.7. Tax Returns; Sales, Use and Transfer Taxes

          (a) The Seller and Seller's Shareholders shall timely file all federal and state income tax returns for taxable periods ending on or prior to the Closing Date and have paid or will pay all Taxes attributable to such periods. Such returns shall be prepared and filed in accordance with applicable law and in a manner consistent with past practices.

          (b) Within the earlier of thirty (30) days after the Closing, all Taxes, including, without limitation, all sales, use, stamp, conveyance or transfer taxes, land transfer taxes, registration fees and all recording or reporting fees and other similar duties, taxes and fees, if any, imposed upon, arising out of or resulting from, the consummation of the transactions contemplated by this Agreement shall be paid by the Seller.

     6.8 Use of Name. The Seller shall not use the names "Computer Learning Centers," "Computer Learning Center" or the letters "CLC" or any name similar to any of the foregoing from and after the Closing. The Seller shall promptly after the Closing withdraw its authority for the use of the name "Computer Learning Centers" from the State of New Jersey. The Seller shall not dissolve or liquidate and shall maintain its corporate existence until the expiration of the resale period set forth in Section 12.3.

     6.9. Hiring of the Seller's Employees The Seller agrees that prior to the Closing Date it will allow the Buyer to take applications of any Business employee or any employee involved in providing support services to the Business and to interview any of such employees for prospective employment with the Buyer after the Closing. Except for those employees listed on
Schedule 6.9 or identified to the Seller prior to Closing, the Buyer shall offer employment to the employees of the Seller listed on Schedule 4.10. The Seller will use all reasonable efforts to cause such employees to make available their employment services to the Buyer. The Seller shall be responsible for (i) any severance, termination payments, or other amounts due to its employees in excess of one weeks salary per year of service to the Seller by reason of their termination at or before Closing, and (ii) any other liability arising from such termination other than vacation and sick pay included in Assumed Liabilities; provided, that Buyer shall not be responsible for any severance, termination payment or other amounts due to
the Seller's Shareholders or the employees listed on Schedule 6.9.   As to
any such employee offered employment by the Buyer, for a period of two (2) years from the Closing Date, neither the Seller nor any of its shareholders, officers, directors or affiliates (other than Proto in his capacity as an officer of Whitman (as defined herein)) will solicit, offer to employ or retain the services of or otherwise interfere with the relationship with any former employee of the Seller employed by or otherwise engaged to perform services for the Buyer. The Seller covenants that it will forever waive any rights under any non-competition, non-disclosure, non-solicitation or similar provisions it has under any employment, non-compete or other arrangements with any of the Seller's former employees who are to be employed by the Buyer after the Closing.

     6.10. Termination of 401(k) Plan. Notwithstanding any other provision of this Agreement to the contrary, the Board of Directors of the Seller, or whosoever is authorized under the 401(k) Plan to take such action, shall initiate and cause the termination of the Markerdowne Corporation 401(k) Profit Sharing Plan (the "401(k) Plan") prior to the Closing Date. With respect to the 401(k) Plan, the Seller shall (i) by proper resolutions and plan amendments, if necessary, cease all contributions to and participation in the

401(k) Plan and establish an effective date of termination for such Plan that is prior to the Closing Date, and (ii) file an application with the IRS to obtain a final determination upon the termination of the qualified status of the 401(k) Plan. The assets of the 401(k) Plan shall be distributed as soon as administratively feasible following the receipt of a favorable determination letter from the IRS with respect to the termination of such Plan. The Seller shall pay all costs associated with (i) terminating the 401(k) Plan, (ii) contributions to or liabilities of the 401(k) Plan with respect to the period prior to the Closing Date, and (iii) the vesting or acceleration of benefits resulting from the termination of 401(k) Plan."

     6.11. Disbursement of Title IV Funds. Seller agrees that immediately prior to the Closing Date, Seller will disburse all Title IV Program funds, consistent with past practices and the Title IV regulations, to students enrolled in the Institution and maximize Buyer's opportunity subsequent to the Closing Date to make disbursements of Title IV Program funds pursuant to 34 C.F.R. Sec. 668.26.

     6.12. Bulk Transfer Provisions. The Seller and the Buyer hereby waive compliance with the provisions of any applicable bulk transfer law; provided, however, that the Seller agrees (i) to pay and discharge when due or to contest or litigate all claims of creditors which are asserted against the Buyer or the Assets (other than the Assumed Liabilities) by reason of such noncompliance, (ii) to indemnify, defend and hold harmless the Buyer from and against any and all such claims in the manner provided in Section 11 and
(iii) to take promptly all necessary action to remove any lien or encumbrance which is placed on the Assets by reason of such noncompliance.

     6.13. Actions After The Closing. Following the Closing, the Buyer shall have the right to (i) receive and open all mail addressed to the Seller or the Institution and deal with the contents thereof in its discretion to the extent that such mail and the contents thereof relate to the Assets sold to the Buyer and any of the obligations or liabilities assumed by the Buyer pursuant to this Agreement; and (ii) collect for its own account all receivables and other items transferred to the Buyer hereto and to endorse with the name of the Seller any checks received on account of such receivables or other items. The Seller agrees that it shall promptly transfer and deliver any cash or property which the Seller may receive in respect of the Assets. From and after the Closing Date, the Seller shall prepare and deliver to the Buyer, on a weekly basis, true and correct reports showing all collections by the Seller and the customer receivables against which such collections were applied. In addition, the Buyer shall have the right to audit such reports.

     6.14. Notification of Certain Matters.

          (a) The Seller shall give prompt notice to the Buyer of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Seller contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Seller hereunder. The delivery of any notice pursuant to this Section 6.14(a) shall not, without the express written consent of the Buyer, be deemed to (x) modify the representations or warranties hereunder of the Seller, (y) modify the conditions set forth in Section 7 or (z) limit or otherwise affect the remedies available hereunder to the Buyer.

          (b) The Buyer shall give prompt notice to the Seller of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty of the Buyer contained herein to be untrue or inaccurate in any material respect at or prior to the Closing and (b) any material failure of the Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by the Buyer hereunder. The delivery of any notice pursuant to this Section 6.14(b) shall not, without the express written consent of the Seller, be deemed to (x) modify the representations or warranties hereunder of the Buyer, (y) modify the conditions set forth in Section 8 or (z) limit or otherwise affect the remedies available hereunder to the Seller.

     6.15. Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts promptly to take, or cause to be taken, all actions and do or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement including the satisfaction of all conditions thereto and shall use their reasonable efforts to obtain all Third Party Consents and consents of governmental authorities necessary to the consummation of the transactions contemplated by this Agreement.

     6.16. Further Assurances.

          (a) Following the Closing, the Seller shall, and shall cause each of its Affiliates to, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by the Buyer, to confirm and assure the rights and obligations provided for in this Agreement, including obtaining Certification for the Institution, and render effective the consummation of the transactions contemplated hereby.

          (b) Following the Closing, the Buyer shall, from time to time, execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be reasonably necessary, or otherwise reasonably requested by the Seller, to confirm and assure the rights and obligations provided for in this Agreement and to render effective the consummation of the transactions contemplated hereby.

7.  CONDITIONS TO THE BUYER'S OBLIGATIONS

     All obligations of the Buyer under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions precedent, any one or more of which may be waived by the Buyer in writing.

     7.1. Representations and Warranties True at the Closing Date. All of the representations and warranties of the Seller contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

     7.2. The Seller's Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Seller on or before the Closing Date shall have been duly complied with, performed or satisfied.

     7.3. No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions or limiting or restricting the conduct or operation of the business of the Seller following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against the Buyer or the Seller, their respective properties or any of their officers or directors, that could have a material adverse effect on the Assets.

     7.4. HSR. No investigation, action, or proceeding shall have been commenced by the Federal Trade Commission (the "FTC"), the Antitrust Division of the U.S. Department of Justice (the "Antitrust Division") or any other governmental authority challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement and neither the Buyer nor the Seller shall have been notified of a present intention by the FTC, the Antitrust Division or any other governmental authority to commence, or recommend the commencement of, such an investigation, action, or proceeding. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") shall have expired.

     7.5. Opinion of the Seller's Counsel. The Buyer shall have been furnished an opinion or opinions of counsel to the Seller, dated the date of the Closing Date, in form and substance satisfactory to Buyer.

     7.6. Securities Laws. The Buyer shall have received all necessary consents and otherwise complied with any Federal or state securities or "blue sky" laws applicable to the issuance of the CLC Shares, in connection with the transactions contemplated hereby.

     7.7. Pooling Letters. The Buyer shall have received from Stephen F. Landau, independent certified public accountant for the Seller, a letter, in the form attached hereto as Annex I, dated the Closing Date, in form and substance acceptable to the Buyer, confirming that, to their knowledge after due and diligent inquiry of management, there have been no transactions or events with respect to the Seller which would, and the ownership structure and attributes of the Seller and the Seller's Shareholders would not, proscribe the transactions contemplated hereby, if consummated, from being considered as a pooling of interests business combination. The Buyer shall have received from Price Waterhouse LLP, a letter dated the Closing Date, confirming that the transactions contemplated hereby, if consummated, can properly be accounted for as a pooling of interests combination in accordance with GAAP and the criteria of Accounting Principles Board Opinion No. 16 and the regulations of the Commission. The Seller and the Seller's Shareholders shall have provided to the Buyer evidence satisfactory to the Buyer that Proto and Coutts have been shareholders of the Seller for at least thirty-one
(31) days prior to the Closing Date.

     7.8. Affiliate Letter. At or prior to the Closing the Seller's Shareholders shall have delivered to the Buyer a letter agreement acknowledging their status as an Affiliate of the Seller, their agreement to comply with the "pooling of interests" restrictions, and their receipt of Commission filings of the Buyer, in form and substance satisfactory to the Buyer.

     7.9. Stock Powers. At the Closing, the Seller and the Seller's Shareholders shall each have delivered to the Escrow Agent, for use in connection with the Escrowed Shares, ten stock powers executed in blank, with signatures guaranteed.

     7.10. No Material Adverse Change. There shall have been, between December 31, 1996 and the Closing Date, no Material Adverse Effect.

     7.11. Third Party Consents. The Seller shall have received Third Party Consents in a form reasonably satisfactory to the Buyer.

     7.12. Indebtedness. The Seller shall have repaid all of its outstanding indebtedness (other than capitalized leases).

     7.13. COBRA Obligations. Buyer shall have received assurances in form and substance satisfactory to it (that may include insurance certificates) that the Seller has made all provisions necessary under applicable law, with regard to any employer's obligation to provide for a continuation of health insurance and other benefits of an employee of the Seller, whether or not employed by the Buyer following termination of employment.

     7.14. Buyer's Review. The Buyer shall be fully satisfied in its sole and absolute discretion with the results of its review of, and its other due diligence investigations with respect to, the business, operations, affairs, prospects, properties, assets, existing and potential liabilities, obligations, profits or condition (financial or otherwise) of the Seller, the Business and the Institution (including, without limitation, investigation of the projected 1996 student loan cohort default rate on FFELP loans).

     7.15. Delivery of Good Standing Certificates; Corporate Resolutions. The Buyer shall have received certificates of good standing with respect to the Seller issued by Delaware and New Jersey and any other jurisdiction in which the Seller conducts business. The Buyer shall have received copies of the resolutions of the Boards of Directors and stockholders of the Seller approving the sale of the Assets and the other transactions contemplated herein, certified by an appropriate corporate officer. The Seller shall have furnished the Buyer with such certificates of the officers of the Seller and others to evidence compliance with the conditions set forth in this Section 7 as may be reasonably requested by the Buyer

     7.16. Employee Benefit Plans. The Buyer shall have received evidence, in form satisfactory to the Buyer, that the covenants with respect to termination of the Seller's 401(k) Plan have occurred or will occur (to the extent such actions must occur after the Closing).

     7.17. Release Agreements.   The Buyer shall have received a duly
executed release agreement from each of the officers and directors of the Seller (in the form attached hereto as Annex II).

     7.18. Escrow Agreement. The Seller and the Seller's Shareholders shall have delivered to the Buyer a duly executed Escrow Agreement, in form and substance reasonably satisfactory to the Buyer.

8.  CONDITIONS TO THE SELLER'S OBLIGATIONS

     All obligations of the Seller under this Agreement are subject to the fulfillment and satisfaction, prior to or at the time at which the Closing Date is scheduled to occur, of each of the following conditions, any one or more of which may be waived in writing by the Seller.

     8.1. Representations and Warranties True at the Closing Date. All of the representations and warranties of the Buyer contained in this Agreement shall be true, correct and complete on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent affected by the transactions contemplated hereby, and at the Closing Date, the Buyer shall have delivered to the Seller a certificate to such effect signed by the President and the Chief Financial Officer of the Buyer.

     8.2. Buyer's Performance. All of the terms, covenants, agreements and conditions of this Agreement to be complied with, performed or satisfied by the Buyer on or before the Closing Date shall have been duly complied with, performed or satisfied and at the Closing Date the Buyer shall have delivered to the Seller a certificate to such effect signed by the President and the Chief Financial Officer of the Buyer.

     8.3. Authority. All action required to be taken by, or on the part of, the Buyer to authorize the execution, delivery and performance of this Agreement by the Buyer and the consummation of the transactions contemplated hereby shall have been duly and validly taken by the Board of Directors of the Buyer.

     8.4. No Litigation. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or provision challenging the transactions or limiting or restricting the conduct or operation of the business of the Seller following the transactions shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending. There shall be no action, suit, claim or proceeding of any nature pending or threatened, against the Buyer or the Seller, their respective properties or any of their officers or directors, that could have a material adverse effect on the Assets.

     8.5. HSR. No investigation, action, or proceeding shall have been commenced by the FTC, the Antitrust Division or any other governmental authority challenging or seeking to enjoin the consummation of the transactions contemplated by this Agreement and neither the Buyer nor the Seller shall have been notified of a present intention by the FTC, the Antitrust Division or any other governmental authority to commence, or recommend the commencement of, such an investigation, action, or proceeding. All waiting periods applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired.

     8.6. Escrow Agreement. The Buyer shall have delivered to the Seller and the Seller's Shareholders an executed Escrow Agreement, in form and substance reasonably satisfactory to the Seller.

     8.7. Buyer Release. At the Closing, the Buyer shall release the Seller from all claims, asserted or unasserted, arising from infringement of trademark or tradename rights to the names "CLC" or "Computer Learning Centers" in a form reasonably satisfactory to the Seller.

     8.8. Opinion of Buyer's Counsel. The Sellers shall have been furnished an opinion of counsel to the Buyer, dated the date of the Closing Date, that
(i) this Agreement is duly authorized and enforceable against the Buyer, (ii) CLC is duly organized and (iii) the CLC Shares will be legally issued, fully paid and non-assessable.

     8.9. Dorras Agreement. Dorras shall have received from the Buyer a duly executed agreement, in form attached hereto as Annex III.

9.   REGISTRATION RIGHTS.

     The Seller shall have the following registration rights with respect to the CLC Shares issued to them hereunder:

     9.1. Registration Rights for CLC Shares; Filing of Registration Statement. The Buyer shall utilize reasonable best efforts to cause, within thirty (30) days following the Closing Date, a registration statement to be filed under the Securities Act of 1933 (the "Securities Act") or an existing registration statement to be amended for the purpose of registering the CLC Shares for resale on a continuous basis from time to time by a Holder thereof (the "Registration Statement"). For purposes of this Section, a person is deemed to be a "Holder" of CLC Shares whenever such person or entity is the record owner of CLC Shares. Thereafter, Buyer will use reasonable best efforts to have the Registration Statement become effective and cause the CLC Shares to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable.

     9.2. Expenses of Registration.   All expenses incident to the Buyer's
performance of or compliance with this Section 9, including, without limitation, all registration and filing fees (including all expenses incident to filing with Nasdaq or any other exchange), fees and expenses of complying with securities and blue sky laws, printing and copying expenses, fees and expenses of the Buyer's counsel and accountants, the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter), and any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities shall be paid by the Buyer; provided, however, that all underwriting discounts and selling commission applicable to CLC Shares to be registered and fees and disbursements of counsel for the Seller or the Seller's Shareholders shall be borne by the Seller or the Seller's Shareholders.

     9.3. Furnishing of Documents. The Buyer shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the CLC Shares.

     9.4. Amendments and Supplements. The Buyer shall prepare and promptly file with the Commission and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the CLC Shares are required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Buyer shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, the Holders desire that the Registration Statement be amended or the Buyer advises the Holders that the Buyer considers it appropriate that the Registration Statement (and all other registration statements of the Buyer then effective and outstanding) be amended, the Holders shall suspend any further sales of the CLC Shares until the Buyer advises the Holders that the Registration Statement has been amended.

     9.5. Duration. The Buyer shall maintain the effectiveness of the Registration Statement until such time as the Buyer reasonably determines that the Holders will be eligible to sell all of the CLC Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately preceding the termination of the effectiveness of the Registration Statement. The Buyer's obligations contained in Sections 9.1, 9.3 and 9.4 shall terminate on the first anniversary of the Closing Date. Notwithstanding the foregoing, the Buyer may delay filing a Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if the Board of Directors of the Buyer in its good faith judgment, determines that any registration of CLC Shares should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction involving the Buyer or any of its subsidiaries (a "Valid Business Reason"), (x) the Buyer may postpone filing a Registration Statement until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days and (y) in case a registration statement has been filed, the Buyer may cause such registration statement to be withdrawn and its effectiveness terminated or may postpone amending or supplementing such registration statement until such Valid Business Reason no longer exists, but in no event for more than ninety (90) days (such period of postponement or withdrawal under sub clause (x) or (y) above, the "Postponement Period"); and the Buyer shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case promptly after the occurrence thereof; provided, however, the Buyer shall not be permitted to postpone or withdraw a registration statement within ninety
(90) days after the expiration of any Postponement Period. The Seller agrees that, upon receipt of any notice from the Buyer that the Buyer has determined to postpone or withdraw any registration statement, the Seller will discontinue any disposition of CLC Shares pursuant to such registration statement and, if so directed by the Buyer, will deliver to the Buyer (at the Buyer's expense) all copies, other than permanent file copies, then in such Seller's possession of the prospectus covering such CLC Shares that was in effect at the time of receipt of such notice. If the Buyer shall give any notice of withdrawal or postponement of a registration statement, the Buyer shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than three months after the date of the postponement or withdrawal), use its reasonable best efforts to effect the registration under the Securities Act of CLC Shares covered by the withdrawn or postponed registration statement in accordance with Section 9.1.

     9.6. Further Information. If the CLC Shares owned by a Holder are included in any registration, such Holder shall furnish the Buyer such information regarding itself as the Buyer may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

     9.7. Indemnification.

          (a) The Buyer will indemnify and hold harmless the Holders and each person, if any, who controls a Holder within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Holders or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities, costs or expenses are caused by any untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that, the Buyer will not be liable in any such case to the extent that any such loss, claim, damage, liability, cost or expense arises out of or is based upon an untrue statement or omission so made in conformity with information furnished by or on behalf of any Holder or such controlling person in writing specifically for use in the preparation thereof.

          (b) Each of the Holders, jointly and severally, will indemnify and hold harmless the Buyer and each person, if any, who controls the Buyer within the meaning of the Securities Act, from and against any and all losses, damages, liabilities, costs and expenses to which the Buyer or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent that such untrue statement or omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of any Holder specifically for use in the preparation thereof.

          (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said paragraph

(a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability which it may have hereunder unless the indemnifying party has been materially prejudiced thereby nor will such failure to so notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any action include both the indemnified party and the indemnifying party and there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select separate counsel to participate in the defense of such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph (a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless: (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action; or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

          (d) In the event any of the CLC Shares are sold by any Holder or Holders in an underwritten public offering consented to by the Buyer, the Buyer shall provide indemnification to the underwriters of such offering and any person controlling any such underwriter on behalf of the Holder or Holders making the offering; provided, however, that the Buyer shall not be required to consent to any such underwriting or to provide such indemnification in respect of the matters described in the proviso to the first sentence of Section 9.7(a).

     9.8. Additional Rights. If, prior to the expiration of the resale restrictions set forth in 12.3, the Buyer shall notify the Seller that a Postponement Period has been initiated by the Buyer as a result of a proposed public offering of its Common Stock on a primary basis on Form S-3 (the "Postponement Period Public Offering"), then concurrently with such notice the Buyer shall offer to include the CLC Shares in Postponement Period Public
Offering.   Within seven (7) days of the Buyer's notice, the Seller shall notify the Buyer of the number of CLC Shares (if any) that the Seller desires to include in the Postponement Period Public Offering, and the Buyer shall use its reasonable best efforts to cause such CLC Shares to be included in the Postponement Period Public Offering. If the managing underwriter of such offering shall advise the Buyer that, in its view, the number of securities requested to be included in such registration exceeds the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Buyer, the Buyer shall include in such registration: (i) first, all CLC Common Stock that the Buyer proposes to register for its own account; (ii) second, all CLC Common Stock requested to be registered by any shareholder(s) of the Company who have exercised their demand registration rights under registration rights agreements with the Company; (iii) third, all CLC Common Stock requested to be registered by any shareholders of the Company, other than the Seller or the Seller's Shareholders, who have exercised their piggyback registration rights with respect to such offering, in order of the priority that such registration rights were granted; and (iv) fourth, the CLC Shares requested by the Seller to include in such offering.

10.  TERMINATION

     10.1. Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated hereunder abandoned:

          (a)  by the Buyer:

               (i) if the Closing Date shall not have taken place on or prior to February 14, 1998;

               (ii) at any time prior to the Closing Date if:

                    (x) a material condition to the Buyer's performance under this Agreement or a covenant of the Seller contained herein shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such covenant or condition;

                    (y) a material default or breach of this Agreement shall be made by the Seller; or

                    (z) the Buyer is not satisfied with the results of its review of, and due diligence investigation with respect to, the Business.

          (b)  by the Seller:

               (i) if the Closing Date shall not have taken place on or prior to February 14, 1998;

               (ii) at any time prior to the Closing Date if:

                    (x) a material condition to the Seller's performance under this Agreement or a covenant of the Buyer contained herein shall not be fulfilled on or before the Closing Date or on such other date specified for the fulfillment of such covenant or condition; or

                    (y) a material default or breach of this Agreement shall be made by the Buyer.

     10.2. Additional Right of Buyer to Terminate.  No later than fifteen
(15) days after execution of this Agreement, Buyer and/or Buyer's representative shall meet with officials from ED's Initial Participation Branch ("IPB") to inform IPB of this Agreement and determine whether IPB reasonably anticipates that Buyer will be able to obtain Certification for the Institution subsequent to the Closing Date. If, on the basis of the above-described meeting, Buyer reasonably believes that Buyer will not be able to obtain Certification for the Institution under the Buyer's ownership at any time or in a timely manner, then notwithstanding any other provision of this Agreement to the contrary, Buyer may elect to terminate this Agreement by notice to the Seller given not more than fifteen (15) days subsequent to the initial meeting with ED, including in such notice the basis for the belief upon which the election is taken. The Buyer may withdraw its election if, subsequent to the giving of notice, it is satisfied that the basis cited in the notice has been satisfactorily resolved, the determination of Buyer to be dispositive.

     10.3. Effect of Termination. In the event of the termination of this Agreement pursuant to either Section 10.1 or Section 10.2, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of any party hereto; provided, however, (i) the provisions of this
Section 10.3, and Sections 6.4 (with respect to confidential information of the other party) and 14.7 shall remain in full force and effect and survive any termination of this Agreement.

11.  INDEMNITY

     11.1. Indemnification by Seller and Seller's Shareholders. The Seller and the Seller's Shareholders, jointly and severally, covenant and agree to indemnify, defend, protect and hold harmless Buyer and its officers, directors, employees, stockholders (other than the Seller or the Seller's Shareholders), assigns, successors and affiliates (individually, an "Indemnified Party" and collectively, "Indemnified Parties") from, against and in respect of any and all liabilities, losses, claims, damages, punitive damages, causes of action, lawsuits, administrative proceedings (including informal proceedings), investigations, audits, demands, assessments, adjustments, judgments, settlement payments, deficiencies, penalties, fines, interest (including interest from the date of such damages) and costs and expenses (including without limitation reasonable attorneys' fees and disbursements of every kind, nature and description) (collectively, "Damages") suffered, sustained, incurred or paid by the Indemnified Parties in connection with, resulting from or arising out of, directly or indirectly:
(i) any breach of any representation or warranty of the Seller's Shareholders or the Seller set forth in this Agreement or any schedule or certificate, delivered by or on behalf of any Seller's Shareholders or the Seller in connection herewith; (ii) any nonfulfillment of any covenant or agreement by the Seller or Seller's Shareholders under this Agreement or in any document furnished or to be furnished by the Seller or the Seller's Shareholders in connection herewith; (iii) the business, operations or assets of the Seller prior to the Closing Date or the actions or omissions of the Seller's directors, officers, shareholders, employees or agents prior to the Closing Date, other than Damages arising from matters expressly disclosed in the Financial Statements, this Agreement or the schedules to this Agreement; (iv) any environmental issues or any Environmental and Safety Requirements; (v) any claim by any employee or former employee of the Seller or the Institution relating to employment on or before the Closing Date; (vi) any claim by any party arising under the bulk transfer provisions of any applicable law; (vii) any claim relating to Taxes;
(viii) any Excluded Liability; (ix) the specific litigation matters set forth on Schedule 4.15; (x) any Title IV Program or other Financial Assistance liabilities related to the operation of the Institution prior to Closing;
(xi) the use by the Seller or the Institution of any Intellectual Property in violation of the terms of any agreement pursuant to which it is licensed or which violates or infringes upon the asserted rights of others; and (xii) any and all Damages incident to any of the foregoing or to the enforcement of this Section 11.1.

     11.2. Indemnification by Buyer. Buyer shall defend, indemnify and hold harmless the Seller, their officers, directors, employees, agents, and shareholders, their successors and assigns, and each of them (hereinafter collectively called "Seller's Indemnitees") against and in respect of any and all Damages suffered or incurred by any Seller's Indemnitee by reason of, or arising out of: (i) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of Buyer contained in this Agreement; (ii) any nonfulfillment of any covenant or agreement by the Buyer under this Agreement or in any document furnished or to be furnished by the buyer in connection herewith or (iii) Buyer's failure to pay or perform the Assumed Liabilities.

     11.3. Limitation. The indemnification obligations for Damages under this Section 11 of (i) the Seller shall be limited to an aggregate amount equal to the Purchase Price, (ii) Dorras shall be limited to 66.67% of the Purchase Price, (iii) Proto shall be limited to 16.67% of the Purchase Price and (iv) Coutts shall be limited to 16.67% of the Purchase Price. Notwithstanding Section 11.1 hereof, the Seller's Shareholders' indemnification obligations shall be several, but not joint, to the extent that Damages paid to the Buyer hereunder exceed $2,500,000 (including any amounts paid for Damages pursuant to the Escrow Agreement in Section 2.7). The Seller and the Seller's Shareholders shall not be liable to the Buyer with respect to any claim with respect to breaches of representations and warranties unless the aggregate amount of all Damages exceeds $50,000, but if the amount of Damages exceeds $50,000, then indemnification shall be made by the Seller and the Seller's Shareholders hereunder to the fullest extent of such Damages, including the first $50,000 thereof. The indemnification obligations under this Section 11 of the Buyer shall be limited to an aggregate amount equal to the Purchase Price. The Buyer shall not be liable to the Seller or the Seller's Shareholders with respect to any claim with respect to breaches of representations and warranties unless the aggregate amount of all Damages exceeds $50,000, but if the amount of Damages exceeds $50,000, then indemnification shall be made by the Buyer to the full extent of such Damages, including the first $50,000 thereof.

     11.4. Survival of Representations Warranties and Covenants. All representations, warranties and covenants made by the Seller, the Seller's Shareholders and Buyer in or pursuant to this Agreement or in any document delivered pursuant hereto shall be deemed to have been made on the date of this Agreement (except as otherwise provided herein) and, if a Closing occurs, as of the Closing Date. The covenants of the Seller, the Seller's Shareholder and the Buyer shall survive the Closing in accordance with their terms. The representations and warranties of the Seller, the Seller's Shareholders and the Buyer will survive the Closing and will remain in effect until, and will expire upon, the date that is the later of clause (a) or (b) of this Section 11.4:

          (a) (i) with respect to claims relating to or arising out of specifically identified liabilities set forth on Schedule 11.4 (to be provided by Buyer prior to the Closing, which shall not include any liabilities assumed pursuant to Section 2.3(c)): (A) the date that is six
(6) months after the expiration of the longest applicable federal or state statute of limitation (including extensions thereof), or (B) if there is no applicable statute of limitation, (x) ten (10) years after the Closing Date if the Claim is related to the cost of investigating, containing, removing, or remediating a release of Hazardous Material into the environment, or (y) five (5) years after the Closing Date for any other Claim covered by clause
(a)(i)(B) of this Section 11.4;

               (ii) with respect to claims other than those specified in clause (a)(i) that are of a nature and of sufficient materiality typically expected to be encountered in the audit process, the earlier of (x) on the completion of the first independent audit of financial statements containing combined operations of Buyer and the Seller (the "First Audit") or (y) twelve
(12) months after the Closing Date (the "First Anniversary"); or

               (iii) with respect to all claims other than those referred to in clause (a) (i) or (ii) of this Section 11.4, the First Anniversary; or

          (b) the final resolution of claims or demands pending as of the relevant dates described in clause (a) of this Section 11.4 (such claims referred to as "Pending Claims").

     11.5. Indemnification Procedures. All claims or demands for indemnification under this Section 11 ("Claims") shall be asserted and resolved as follows:

          (a) In the event that any Indemnified Party or a Seller's Indemnity (collectively for this Section 11.5 an "Indemnified Party") has a Claim against any party obligated to provide indemnification pursuant to Sections
11.1 or 11.2 hereof (the "Indemnifying Party") which does not involve a Claim being asserted against or sought to be collected by a third party, the Indemnified Party shall with reasonable promptness notify the Indemnifying Party of such Claim, specifying the nature of such Claim and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). If the Indemnifying Party does not notify the Indemnified Party within fifteen (15) days after the date of delivery of the Claim Notice that the Indemnifying Party disputes such Claim, with a detailed statement of the basis of such position, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. In case an objection is made in writing in accordance with this Section 11.5, the Indemnified Party shall either: (i) respond in a written statement to the objection within fifteen (15) days and, for sixty (60) days thereafter, attempt in good faith to agree upon the rights of the respective parties with respect to each of such Claims (and, if the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties); or (ii) if Buyer reasonably believes that the Claim at issue is governed by the time limitation set forth in Section 11.4(a)(ii) or (iii), then Buyer may, in its sole discretion, submit the resolution of the Claim to expedited, binding arbitration pursuant to Section 11.8.

               (i) In the event that any Claim for which the Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against an Indemnified Party by a third party (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice to the Indemnifying Party.
The Indemnifying Party shall have fifteen (15) days from the date of delivery of the Claim Notice to notify the Indemnified Party (A) whether the Indemnifying Party disputes liability to the Indemnified Party hereunder with respect to the Third Party Claim, and, if so, the basis for such a dispute, and (B) if such party does not dispute liability, whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend against the Third Party Claim, provided that the Indemnified Party is hereby authorized (but not obligated) to file any motion, answer or other pleading and to take any other action which the Indemnified Party shall deem necessary or appropriate to protect the Indemnified Party's interests.

               (ii) In the event that Indemnifying Party timely notifies the Indemnified Party and irrevocably acknowledges in writing the Indemnifying Party's obligation to indemnify with respect to the Third Party Claim and the Indemnifying Party desires to control the defense of the Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party against such Third Party Claim, provided that, unless the Indemnified Party otherwise agrees in writing, the Indemnifying Party may not settle any Third Party Claim (in whole or in part) if such settlement does not include a complete and unconditional release of the Indemnified Party. If the Indemnified Party desires to participate in, but not control, any such defense or settlement the Indemnified Party may do so at its sole cost and expense. If the Indemnifying Party elects not to defend the Indemnified Party against a Third Party Claim, whether by failure of such party to give the Indemnified Party timely notice as provided herein or otherwise, then the Indemnified Party, without waiving any rights against such party, may settle or defend against such Third Party Claim in the Indemnified Party's sole discretion and the Indemnified Party shall be entitled to recover from the Indemnifying Party the amount of any settlement or judgment and, on an ongoing basis, all indemnifiable costs and expenses of the Indemnified Party with respect thereto, including interest from the date such costs and expenses were incurred.

               (iii) If at any time, in the reasonable opinion of the Indemnified Party, notice of which shall be given in writing to the Indemnifying Party, any Third Party Claim seeks material prospective relief which could have an adverse effect on any Indemnified Party or any subsidiary, the Indemnified Party shall have the right to control or assume (as the case may be) the defense of any such Third Party Claim and the amount of any judgment or settlement and the reasonable costs and expenses of defense shall be included as part of the indemnification obligations of the Indemnifying Party hereunder. If the Indemnified Party elects to exercise such right, the Indemnifying Party shall have the right to participate in, but not control, the defense of such Third Party Claim at the sole cost and expense of the Indemnifying Party.

          (b) Nothing herein shall be deemed to prevent the Indemnified Party from making a Claim, and an Indemnified Party may make a Claim hereunder, for potential or contingent Damages provided the Claim Notice sets forth the specific basis for any such potential or contingent claim or demand to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such Claim may be made.

          (c) Subject to the provisions of Section 11.4, the Indemnified Party's failure to give reasonably prompt notice as required by this Section
11.5 of any actual, threatened or possible claim or demand which may give rise to a right of indemnification hereunder shall not relieve the Indemnifying Party of any liability which the Indemnifying Party may have to the Indemnified Party unless the failure to give such notice materially and adversely prejudiced the Indemnifying Party.

          (d) The parties will make appropriate adjustments for any Tax benefits, Tax detriments or insurance proceeds in determining the amount of any indemnification obligation under this Section 11, provided that no Indemnified Party shall be obligated to continue pursuing any payment pursuant to the terms of any insurance policy.

          (e) With respect to any claims for Damages arising as a result of a breach of a representation in Section 4.22, after any payment of Damages for noncollectibility of an account receivable, the Buyer shall promptly convey to the Seller all rights, title and interest to such account receivable.

     11.6. Remedies. Except as provided in Section 9.7, the indemnification provided in this Section 11, subject to the limitations set forth herein, shall be the exclusive remedy available to the Buyer, the Seller or the Seller's Shareholders for Damages; provided, however, that nothing in this
Section 11.6 or elsewhere in this Agreement shall prevent the Buyer, the Seller or the Seller's Shareholders from bringing an action based upon fraud and/or deceit; provided, further, that nothing in this Section 11.6 or elsewhere in the Agreement shall prevent the Buyer from bringing an action to compel specific performance of any non-monetary obligation of the Seller or the Seller's Shareholders hereunder.

     11.7. Right to Set Off.   Prior to seeking payment for Damages directly
from the Seller or the Seller's Shareholders for Claims pursuant to this
Section 11, Buyer shall first attempt to seek set off against the Escrowed Shares, amounts finally determined under Section 11.5 to be owed to Buyer by
the Seller or the Seller's Shareholders under Section 11.1 hereof.    For
purposes of the preceding sentence, the CLC Shares held as Escrowed Shares shall be valued at the Purchase Share Price.

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


     11.8. Arbitration.

          (a) Claims submitted to arbitration under this Section 11.8 ("Arbitrated Disputes") shall be resolved by binding arbitration administered by the American Arbitration Association ("AAA") in Baltimore, Maryland and, except as expressly provided in this Agreement, shall be conducted in accordance with the Expedited Procedures under the Commercial Arbitration Rules of the AAA, as such rules may be amended from time to time (the "Rules"). The hearing locale shall be Baltimore, Maryland. A single, neutral arbitrator (the "Arbitrator") shall be appointed by the AAA, within five (5) days after an Arbitrated Dispute is submitted for arbitration under this Section 11.8, to preside over the arbitration and resolve the Arbitrated Dispute. The Arbitrator shall be selected from the AAA's Commercial Panel, and shall be qualified to practice law in at least one jurisdiction in the United States and have expertise in the interpretation of commercial
contracts.   The parties shall have three (3) days to object in writing to the appointment of the Arbitrator, the sole basis for such objection being an actual conflict of interest. The AAA, in its sole discretion, shall determine within three (3) days the validity of any objection to the appointment of the Arbitrator based on an actual conflict of interest.

          (b) The Arbitrator's decision (the "Decision") shall be binding, and the prevailing party may enforce the Decision in any court of competent jurisdiction.

          (c) The parties shall use their best efforts to cooperate with each other in causing the arbitration to be held in as efficient and expeditious a manner as practicable, including but not limited to, providing such documents and making available such of their personnel as the Arbitrator may request, so that the Decision may be reached timely. The Arbitrator shall take into account the parties' stated goal of expedited proceedings in determining whether to authorize discovery and, if so, the scope of permissible discovery and other hearing and pre-hearing procedures.

          (d) The authority of the Arbitrator shall be limited to deciding liability for, and the proper amount of, a Claim, and the Arbitrator shall have no authority to award punitive damages. The Arbitrator shall have such powers and establish such procedures as are provided for in the Rules, so long as such powers and procedures are consistent with this Section 11.8 and are necessary to resolve the Arbitrated Dispute within the time periods
specified in this Agreement.   The Arbitrator shall render a Decision within
thirty (30) days after being appointed to serve as Arbitrator (or such shorter period of time, to the extent reasonable or practicable, as may be appropriate to conform to the expiration of indemnities set forth in Section 11.4(a)(ii) or (iii)), unless the parties otherwise agree in writing or the Arbitrator makes a finding that a party has carried the burden of showing good cause for a longer period; provided, however, that in no event may the Arbitrator, without the consent of both the Seller's Shareholders and Buyer, extend the time for rendering a Decision or otherwise delay a Decision to a date that is later than the First Anniversary.

12.  SECURITIES LAW MATTERS.
                                          52

     The parties agree as follows with respect to the sale or other disposition after the Closing Date of the CLC Shares:

     12.1. Disposition of Shares. The Seller and the Seller's Shareholders represent and warrant that the CLC Shares being acquired by them hereunder are being acquired and will be acquired for their own respective accounts and will not be sold or otherwise disposed of, except pursuant to: (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by the Buyer with the Commission of any registration statement, offering circular or other document, in which case, the Seller or the Seller's Shareholders shall first supply to the Buyer an opinion of counsel (which counsel and opinions shall be satisfactory to the Buyer) that such exception is available; or (b) an effective registration statement filed by the Buyer with the Commission under the Securities Act (including any registration statement filed pursuant to Section 9).

     12.2. Trading in CLC Common Stock. Except as otherwise expressly consented to by the Buyer, from the date of this Agreement until the Closing Date, the Seller and the Seller's Shareholders (and any Affiliates thereof) will not directly or indirectly purchase or sell (including short sales) any shares of CLC Common Stock (or derivative securities) in any transaction effected on the Nasdaq Stock Market, or otherwise.

     12.3. Agreement to Retain Shares. The Seller agrees not to transfer, sell, or otherwise dispose of or direct or cause the sale, transfer or other disposition of, or reduce the Seller's risk relative to, any of the CLC Shares or CLC Common Stock held by the Seller or on the Seller's behalf, whether owned on the date hereof or after acquired, within the 30 days prior to the Closing Date. The Seller further agrees not to transfer, sell or otherwise dispose of, or direct or cause the sale, transfer or other disposition of, or reduce the Seller's risk relative to, any CLC Common Stock held by the Seller or on the Seller's behalf or received by the Seller or on the Seller's behalf in or as a result of this Agreement or otherwise, until after the date the Buyer shall have publicly released a report in the form of a quarterly earnings report, registration statement filed with the Commission, a report filed with the Commission of Form 10-K, 10-Q or 8-K or any other public filing, statement or public announcement which included the combined financial results (including combined sales and net income) of the Buyer and the Assets for a period of at least 30 days of combined operations of the Buyer and the Assets following the Closing Date.

     12.4. Legend. The certificates representing the CLC Shares shall bear the following legend:

     THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER

     THE ACT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE, AND ALSO MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER WITHOUT COMPLIANCE WITH THE SECURITIES AND EXCHANGE COMMISSION'S ACCOUNTING SERIES RELEASES 130 AND 135.

The Buyer may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

13.  COVENANT NOT TO COMPETE

     13.1. Non-Competition. For a period of three (3) years after the Closing Date, neither the Seller nor Seller's Shareholders shall directly or indirectly:

          (a) as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, or in any other capacity whatsoever (other than as the holder of not more than two percent (2%) of the total outstanding stock of a publicly held company) own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of any Competing Enterprise (as defined in Section 13.2 of this Agreement);

          (b) recruit, solicit or induce, or attempt to induce, any employee or employees of the Buyer to terminate their employment with, or otherwise cease their relationship with, the Buyer;

          (c) solicit, divert or take away, or attempt to divert or to take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of the Buyer; or

          (d) publish any statement or make any statement (under circumstances reasonably likely to become public) critical of the Buyer, or in any way adversely affecting or otherwise maligning the reputation of the Buyer or any of its Affiliates.

     13.2. Competing Enterprise. For purposes of Section 13.1 of this Agreement, the term "Competing Enterprise" shall mean any person, corporation, partnership or other entity engaged in business within twenty-five (25) miles of any of the Buyer's facilities, now existing or existing during the period in Section 13.1, and engaged in any business (i) described in the Buyer's Annual Report to Stockholders or in its Annual Report on Form 10-K for the Buyer's most recent fiscal year, in which the Buyer and its

Affiliates has engaged or is then engaged or (ii) under consideration by the Buyer and its Affiliates as of the date hereof. The phrase "engaged in any business" includes the conduct of business in any respect, including, without limitation, sales presentations, entering into contracts, and the billing or receipt of payment, services or goods, and in regard to any person, including, without limitation, the United States federal government, and any state government, and any department or agency thereof. Neither Section 13.1(a) nor Section 13.1(c) shall be deemed to prohibit cross-market advertising which is not designed to compete with the Buyer's facilities within the markets defined above.

     13.3. Enforceability. If any restriction set forth in Section 13.1 of this Agreement is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall then be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     13.4. Essential Elements. It is understood by the parties hereto that the covenants contained in this Section 13 are essential elements of this Agreement and that, but for the agreement of the Seller and Seller's Shareholders to comply with such covenants, the Buyer would not have agreed to enter into this Agreement. The Seller and Seller's Shareholders and the Buyer have independently consulted with their respective counsel and have been advised concerning the reasonableness and propriety of such covenants with specific regard to the nature of the business conducted by the Buyer. The Seller and Seller's Shareholders hereby agrees that all covenants contained in this Section 13 are reasonable and valid and waives all defenses to the strict enforcement hereof by the Buyer.

     13.5. Exceptions.  Notwithstanding any provision of this Section 13:

          (a) the restrictions set forth in Section 13.1(a) shall be limited as follows: (i) the Seller's Shareholders may own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of (x) a Competing Enterprise provided that such Competing Enterprise only conducts business within twenty-five (25) miles of Hartford, CT and/or within two (2) miles of Fairfield, CT and (y) the Florida Career Institute ("FCI"), provided, that, FCI only conducts business in Lakeland, FL and/or Orlando, FL and that FCI shall only offer the curriculum currently offered by FCI as certified by the State of Florida and as set forth on Schedule 13.5(a) hereof; and (ii) with respect to Coutts such restrictions shall only survive for a period of eighteen (18) months after the Closing Date, except with respect to any Competing Enterprise within the State of New Jersey, which shall continue for a period of three (3) years after the Closing Date; and

          (b) the limitations set forth in Section 13.1(a), (b) and, (c) shall not apply to Proto solely in his capacity as an officer of Whitman Education Group, Inc. ("Whitman") or its successors or wholly owned subsidiaries, provided, however, that such limitation shall terminate upon Proto's termination or resignation as a full-time officer and employee of Whitman, provided, further, that Proto may, at all times, own up to 5% of the outstanding capital stock of Whitman.

14.  MISCELLANEOUS

     14.1. Successors, Assigns and Third Parties. This Agreement shall inure to the benefit of and be binding upon Seller and its respective successors and assigns; provided, however, that Seller may not make any assignment of this Agreement or any interest herein without the prior written consent of Buyer. This Agreement or any of the severable rights and obligations inuring to the benefit or to be performed by Buyer hereunder may be assigned by Buyer to a third party, in whole or in part; provided, however, that the Buyer shall remain responsible for its obligations hereunder. Except as provided herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     14.2. Governing Law. This Agreement shall in all respects be interpreted, construed and governed by and in accordance with the internal substantive laws of the State of Delaware, disregarding principles of conflict of laws and the like.

     14.3. Specific Enforcement. All of the parties hereto acknowledge that the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants or conditions of this Agreement by any of the parties hereto, the other parties shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, or a decree for specific performance, in accordance with the provisions hereof.

     14.4. Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such provision shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect; provided, however that if such unlawful clause is so material to the party for whose benefit the clause was originally included so that such party would not have entered into this Agreement without such unlawful clause, the severability of such clause shall be arbitrated pursuant to Section 11.8 hereof.

     14.5. Notices. Except as otherwise expressly provided herein, any notice, consent, or other communication required or permitted to be given hereunder shall be in writing, delivered by hand delivery, by certified mail or by a national overnight delivery service and shall be deemed to have been given when received, and shall be addressed as follows:

          (a)  If to Buyer:

               Computer Learning Centers, Inc.
               11350 Random Hills Road, Suite 240
               Fairfax, VA  22030
               Attention: Charles L. Cosgrove

               with a copy to:

               Tucker, Flyer & Lewis
               1615 L Street NW
               Washington, DC 20036-5601
               Attention: Jack L. Lewis
                          Lawrence T. Yanowitch


          (b)  If to Seller of to Seller's Shareholders:

               Graeme Dorras
               642 Victoria Terrace
               Paramus, New Jersey  07652

               with a copy to:

               Harwood Lloyd
               130 Main Street
               Hackensack, NJ  07601
               Attention: Maurice L. Stone

or at such other address or addresses as the party addressed may from time to time designate in writing. Any communication dispatched by telegram or telex shall be confirmed by letter.

     14.6. Public Announcements. Buyer and the Seller shall agree with each other as to the form and substance of any press release related to this Agreement or the transactions contemplated hereby, and shall consult with each other as to the form and substance of other public disclosures related thereto; provided, however, that nothing contained herein shall prohibit any party hereto from making any disclosure required by applicable laws or regulations, after notice to the other party with the opportunity to comment to the extent that delay of the disclosure is permitted under such laws or regulations.

     14.7. Expenses. The Buyer shall pay the fees, expenses and disbursements incurred by the Buyer and its agents, representatives, accountants and counsel in connection with the negotiation, execution and consummation of this Agreement. The Seller's Shareholders shall pay the fees, expenses and disbursements incurred by the Seller or the Seller's Shareholders and their agents, representatives, accountants and counsel in connection with the negotiation, execution and consummation of this Agreement. Notwithstanding the previous sentence, if the transactions contemplated by this Agreement are consummated, the Buyer shall pay the actual fees, expenses and disbursements of the Seller, and its accountants and counsel incurred in connection with the negotiation, execution and consummation of this Agreement (the "Transaction Expenses") to the extent that the amount of the Transaction Expenses has been identified as of the Closing Date and notice thereof has been given to the Buyer (the "Closing Date Transaction Expenses"); provided, however, that the Closing Date Transaction Expenses shall not be greater than One hundred Thousand Dollars ($100,000).

     14.8. Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee or partner of any party hereto or any other person or entity.

     14.9. Mutual Drafting. This Agreement is the mutual product of the parties hereto, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the parties, and shall not be construed for or against any party hereto. Each party to this Agreement acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated by this Agreement, with the opportunity to seek advice as to its legal rights from such counsel. Each party further represents that it is being independently advised as to the Tax or securities consequences of the transactions contemplated by this Agreement and is not relying on any representation or statements made by the other party as to such Tax and securities consequences.

     14.10. Amendment; Waiver. This Agreement may be amended by the parties hereto at any time prior to the Closing by execution of an instrument in writing signed on behalf of each of the parties hereto. Any extension or waiver by any party of any provision hereto shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     14.11. Miscellaneous. Unless the context clearly indicates otherwise, where appropriate the singular shall include the plural and the masculine shall include the feminine or neuter, and vice versa, to the extent necessary to give the terms defined herein and/or the terms otherwise used in this Agreement the proper meanings. Words such as "herein," "hereof," "hereby," "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular Section or subsection of this Agreement. Whenever the word "including" is used herein, it shall be deemed to be followed by the words "without limitation." The headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute the same agreement. This
Agreement and any document
or schedule required hereby may be signed by facsimile signature which shall be considered legally binding for all purposes.

     IN WITNESS WHEREOF, the parties hereto have caused their signatures to be affixed to this Agreement as of the date first above written.

                              SELLER

                              Markerdowne Corporation,
                                a Delaware corporation


                              By:    /s/ Graeme Dorras
                                 --------------------------------
                              Name:  Graeme Dorras
                              Title: President


                              SELLER'S SHAREHOLDERS

                                       /s/ Graeme Dorras
                              -----------------------------------------
                              Name:    Graeme Dorras

                                       /a/ Randy Proto
                              -----------------------------------------
                              Name:    Randy Proto

                                       /s/ Chris Coutts
                              -----------------------------------------
                              Name:    Chris Coutts



                              BUYER

                              Computer Learning Centers, Inc.,
                                a Delaware corporation


                              By:     /s/ Charles L. Cosgrove
                                  -----------------------------------------
                              Name:   Charles L. Cosgrove
                              Title:  VP-CFO

                                                                         Annex I
Price Waterhouse
February 17, 1998
The Board of Directors
Computer Learning Centers, Inc.


We have been furnished with a copy of the Asset Purchase Agreement between Computer Learning Centers, Inc. and Markerdowne Corporation (referred to herein as the "Sellers"), dated as of December 31, 1997. Under the caption "Accounting and Tax Treatment, " the agreement states that such acquisition will be accounted for on the "pooling of interests" method under the requirements of Opinion No. 16 (Business Combinations) of thc Accounting Principles Board of the American Institute of Certified Public Accountants (APB No.16), as amended by Statements of the Financial Accounting Standards Board, and the related interpretations of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board, and the rules and regulations of the U.S. Securities and Exchange Commission.

At your request, we have read the Asset Purchase Agreement referred to above and have had discussions with officials of Computer Learning Centers, Inc. responsible for financial and accounting matters as to the specific conditions which must be met for pooling of interests accounting to be appropriate. We have also reviewed a letter to us prepared by Computer Learning Centers, Inc. that addresses specific conditions that must be met to account for a business combination as a pooling of interests and a letter from Steven F. Landau, that is included as Exhibit 1, that the Sellers would meet all of the conditions with regard to the pooling of interests accounting treatment as it relates to the Sellers and the transaction contemplated by the Asset Purchase Agreement referred to above.

Based upon discussions with officials responsible for financial and accounting matters, and information furnished to us as of the date of this letter, we concur with management's conclusion that, as of this date, no conditions exist that would preclude Computer Learning Centers, Inc.'s accounting for the merger with the Sellers as a pooling of interests. This concurrence with management's conclusion is based on our belief that the criteria for such accounting treatment specified by APB No.16, which can be assessed at this time, have been met.

All of the conditions to be met for pooling of interests accounting cannot be finally assessed until after the passage of two years from the consummation date of the merger, as certain of the conditions for pooling of interests accounting address transactions occurring within such period of time. SEC Accounting Series Release No.135, as amended by Staff Accounting Bulletins Nos. 65 and 76, requires that in a pooling of interests, no affiliate of either combining company in the business combination may reduce its risk relative to its common shareholder position within the period beginning 30 days prior to consummation of a business combination and ending when financial results covering at least 30 days of combined operations have been published. At the date of this letter, financial results covering at least 30 days of combined operations have not been published. Management of Computer Learning Centers, Inc. has informed us that it will not agree to any actions that would violate any of the required conditions. Our conclusion expressed in the preceding paragraph is based on facts and conditions known to Computer Learning Centers, Inc. at the date of this letter. Should such facts and circumstances change, our conclusion may change.

Our judgment as to the appropriateness of pooling of interests accounting is based solely on the facts provided to us by Computer Learning Centers, Inc. and the Seller's independent accountants, Steven F. Landau; should those facts change, our conclusion may change.

This letter is solely for your information and is not to be distributed to anyone who is not a member of management of Computer Learning Centers, Inc., the Sellers, the Seller's independent accountants, or the respective Companies' legal counsel without our prior written approval, nor should this letter be referred to for any purpose, including, but not limited to, the registration, purchase, or sale of securities, nor is it to be filed with or referred to, in whole or in part' in a registration statement or any other document, except that reference may be made to it in the agreement included in the registration statement as a condition precedent to the closing of the transaction.


/s/ Price Waterhouse LLP

Price Waterhouse LLP

                                  RELEASE AGREEMENT


     RELEASE AGREEMENT dated as of February 17, 1998 (the "Agreement"), by and between Computer Learning Centers, Inc., a Delaware corporation (the "Company"), and the undersigned, individually and as an officer and/or director of Markerdowne Corporation, a Delaware corporation ("Markerdowne").

     WHEREAS, pursuant to Section 7.17 of that certain Asset Purchase Agreement dated as of December 31, 1997 by and among the Company, Markerdowne, Graeme Dorras, Randy Proto and Chris Coutts (the "Purchase Agreement") and except as set forth herein, the undersigned desires to release the Company, now and for all time, from any and all claims against or liabilities of the Company which arose or existed prior thereto or which may arise or exist at any time thereafter, whether known or unknown as of the date hereof.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Release. Effective as of the date hereof, the undersigned, individually and in his or her capacity as an officer and/or director of Markerdowne, hereby voluntarily, knowingly and willingly remises, releases, acquits, satisfies and forever discharges the Company and each of its predecessors, successors, past, present and future assigns, agents, attorneys, directors, officers, employees, representatives, parents and subsidiaries, and each of their respective heirs, executors, administrators, successors and assigns, of and from any and all manner of charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, costs, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, judgments, executions, variances, trespasses, losses, debts and expenses (including attorneys' fees and costs actually incurred) and demands of any kind or nature whatsoever, whether known or unknown, asserted or unasserted, suspected or unsuspected, whether in law or equity, of any nature whatsoever by reason of any matter, cause or thing whatsoever which, from the beginning of the world, up to and including the date hereof, exist, have existed, or may arise from any matter whatsoever occurring other than matters directly relating to and arising under performance of the terms and conditions set forth in the Purchase Agreement.

     2. Further Assurances. The undersigned agrees to use his or her best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the release contemplated by this Agreement.

     3. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the provisions contemplated herein, and no modification hereof shall be effective unless in writing and signed by the party against whom or which it is sought to be enforced. Except as otherwise provided in the Purchase Agreement, this Agreement supersedes all prior understandings, negotiations and agreements relating to the transactions contemplated herein. The parties further agree that they are acting fully and freely upon their own review and knowledge and voluntarily are executing this Agreement of their own free will and with advice of counsel.

     4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     5. Miscellaneous. In the event any provision of this Agreement shall be held invalid or unenforceable by a Court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                          COMPUTER LEARNING CENTERS, INC., a
                                          Delaware corporation


                                          By:     /s/ Charles Cosgrove
                                             ---------------------------------
                                             By:  Charles Cosgrove
                                             Title:  Vice President and Chief
                                                     Financial Officer

                                                  /s/ Valerie Dorras
                                             ---------------------------------
                                             Name: Valerie Dorras

                                                                    Annex III

                               Form of Dorras Agreement

                                   [CLC Letterhead]

[Date]

Mr. Graeme Dorras
Markerdowne Corporation
642 Victoria Terrace
Paramus, New Jersey  07652

Re:  Non-Compete Payment

Dear Graeme:

     Reference is made to the Asset Purchase Agreement (the "Agreement") dated December 31, 1997 by and among Computer Learning Centers, Inc., a Delaware corporation ("CLC"), Markerdowne Corporation, a Delaware corporation, Randy Proto, Chris Coutts and you. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement. As further consideration for your agreement not to compete with, or solicit employees or students of or from, CLC, as set forth in Section 13 of the Agreement, upon the Closing CLC will pay to you [$600,000]. CLC agrees and understands that all payments to be made hereunder to you shall be paid without giving effect to any right to indemnification under the Agreement and CLC shall not be entitled to any refund of any amounts paid pursuant to this letter agreement.

     Kindly indicate your acknowledgement of the foregoing terms by executing this letter in the space provided.

                                          Very truly yours,

                                          Computer Learning Centers, Inc.,
                                          a Delaware corporation


                                          By:    /s/ Charles L. Cosgrove
                                             ---------------------------------
                                             Charles L. Cosgrove,
                                             Vice President and CFO

ACKNOWLEDGED:

/s/ Graeme Dorras
--------------------------
Graeme Dorras

                     AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT


     THIS AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of February 13, 1998 by and among Computer Learning Centers, Inc., a Delaware corporation, Markerdowne Corporation, a Delaware corporation, Graeme Dorras, Randy Proto and Chris Coutts.

     WHEREAS, the parties hereto have entered into an Asset Purchase Agreement dated as of December 31, 1997 (the "Purchase Agreement"); and

     WHEREAS, the parties hereto have determined to amend the Purchase Agreement in accordance with the provisions set forth herein pursuant to
Section 14.10 thereof in order to reflect the 2:1 split of CLC Common Stock which occurred on January 8, 1998 and the adjustment to the Purchase Price.

     NOW, THEREFORE, in consideration of the foregoing, of the mutual promises herein contained, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. Capitalized terms used and not defined herein shall have such meanings as set forth in the Purchase Agreement.

     2. Section 2.5 of the Purchase Agreement is hereby amended by deleting the Purchase Price set forth therein and inserting in lieu thereof: $12,325,982.

     3. Section 2.5 of the Purchase Agreement is further amended by deleting the number of shares of CLC Common Stock payable to Seller as the Purchase Price set forth therein and inserting in lieu thereof: 510,287.

     4. Section 2.7 of the Purchase Agreement is amended by deleting the number of Escrowed Shares set forth therein and inserting in lieu thereof:
51,029.

     5. As modified hereby, the Purchase Agreement and its terms and provisions are hereby ratified and confirmed for all purposes and in all respects.

     6. This Amendment may be executed in any number of counterparts, which may be by facsimile, all of which counterparts taken together shall constitute one and the same instrument.

     7. To the extent, if any, that a provision of this Amendment conflicts with or differs from any provision of the Purchase Agreement, such provision of this Amendment shall prevail and govern for all purposes and in all respects.

     8. Each party hereto has all requisite corporate power and authority to enter into this Amendment and consummate the transactions contemplated by the Purchase Agreement (as amended by this Amendment). The execution and delivery of this Amendment have been authorized by all necessary corporate actions on the part of each of the parties. This Amendment has been executed and delivered by each party hereto and constitutes a valid and binding agreement enforceable against each such party in accordance with its terms. This Amendment constitutes the entire agreement among the parties hereto regarding the subject matter hereof and supersedes all prior agreements and understandings, both written and oral. This Amendment shall be binding upon and inure to the benefit of each party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any third party any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment. If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced, all other provisions of this Amendment shall nevertheless remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.


                                          SELLER

                                          Markerdowne Corporation,
                                          a Delaware corporation


                                          By:    /s/ Graeme Dorras
                                             ---------------------------
                                          Name:  Graeme Dorras
                                          Title: President


                                          SELLER'S SHAREHOLDERS

                                                 /s/ Graeme Dorras
                                          ------------------------------
                                          Name:  Graeme Dorras

                                                 /s/ Randy Proto
                                          ------------------------------
                                          Name:  Randy Proto

                                                 /s/ Chris Coutts
                                          ------------------------------
                                          Name:  Chris Coutts



                                          BUYER

                                          Computer Learning Centers, Inc.,
                                            a Delaware corporation


                                          By:    /s/ Charles L. Cosgrove
                                             ---------------------------
                                          Name:  Charles L. Cosgrove
                                          Title: VP-CFO